EXHIBIT 10.1.30

                   REVOLVING CREDIT, TERM LOAN AND GUARANTEE AGREEMENT

                                          Among

                          A.P.S., INC., a Debtor-in-Possession,

                                       as Borrower

                                 APS HOLDING CORPORATION

                                           and

                      THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN,

                                      as Guarantors

                                           and

                                THE LENDERS PARTY HERETO,

                                           and

                                THE CHASE MANHATTAN BANK,
                                         as Agent

                               Dated as of February 2, 1998

                              CREDIT AND GUARANTEE AGREEMENT
                                     TABLE OF CONTENTS

                                                                                  Page No.
                                  INTRODUCTORY STATEMENT...............................  1

                                         SECTION 1
                                        DEFINITIONS....................................  3
      1.1.  Defined Terms..............................................................  3
      1.2.  Terms Generally............................................................ 21

                                         SECTION 2
                              AMOUNT AND TERMS OF COMMITMENT........................... 22
      2.1.  Tranche A Commitments...................................................... 22
      2.2.  Procedure for Tranche A Borrowing.......................................... 22
      2.3.  Tranche B Commitments...................................................... 23

                                         SECTION 3
                                     LETTERS OF CREDIT................................. 23
      3.1.  Letters of Credit.......................................................... 23
      3.2.  Issuance................................................................... 25
      3.3.  Nature of Letter of Credit Obligations Absolute............................ 26

                                         SECTION 4
               GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT............ 26
      4.1.  Repayment of Loans; Evidence of Debt....................................... 26
      4.2.  Interest Rates and Payment Dates........................................... 28
      4.3.  Computation of Interest and Fees........................................... 28
      4.4.  Inability to Determine Interest Rate....................................... 28
      4.5.  Conversion and Continuation Options........................................ 29
      4.6.  Minimum Amounts and Maximum Number of Tranches............................. 29
      4.7.  Optional Termination or Reduction of Tranche A Commitment.................. 29
      4.8.  Mandatory Prepayment; Commitment Termination; Use of Cash Collateral.  .... 30
      4.9.  Optional Prepayment of Loans; Reimbursement of Lenders. ................... 31
      4.10.  Reserve Requirements; Change in Circumstances............................. 32
      4.11.  Pro Rata Treatment, etc................................................... 33
      4.12.  Taxes..................................................................... 33
      4.13.  Illegality................................................................ 35
      4.14.  Requirements of Law....................................................... 36
      4.15.  Indemnity................................................................. 37
      4.16.  Change of Lending Office.................................................. 37
      4.17.  Facility and Other Fees................................................... 37
      4.18.  Commitment Fees........................................................... 37
      4.19.  Letter of Credit Fees..................................................... 38
      4.20.  Nature of Fees............................................................ 38
      4.21.  Priority and Liens........................................................ 38

                                           i

                                                                                  Page No.

      4.22.  Security Interest in Concentration Account and L/C Cash Collateral
              Account.................................................................. 40
      4.23.  Payment of Obligations.................................................... 40
      4.24.  No Discharge; Survival of Claims.......................................... 40

                                         SECTION 5
                              REPRESENTATIONS AND WARRANTIES........................... 40
      5.1.  Organization and Authority................................................. 40
      5.2.  Due Execution.............................................................. 41
      5.3.  Statements Made............................................................ 41
      5.4.  Financial Statements....................................................... 41
      5.5.  Subsidiaries, Investments, Etc............................................. 42
      5.6.  Title to Assets; Liens..................................................... 42
      5.7.  Approvals.................................................................. 43
      5.8.  Material Agreements and Liens.............................................. 43
      5.9.  The Orders................................................................. 43
      5.10.  Compliance with Law....................................................... 44
      5.11.  Use of Proceeds........................................................... 44
      5.12.  Litigation................................................................ 44
      5.13.  Federal Regulations....................................................... 44
      5.14.  Taxes..................................................................... 44
      5.15.  ERISA..................................................................... 45
      5.16.  Environmental Matters..................................................... 45
      5.17.  Investment Company Act; Public Utility Holding Company Act; Other
              Regulations.............................................................. 45
      5.18.  Intellectual Property..................................................... 45
      5.19.  Year 2000 Compliance Program.............................................. 46
      5.20.  Insurance................................................................. 46

                                         SECTION 6
                                   CONDITIONS PRECEDENT................................ 46
      6.1.  Conditions to Initial Loans and Initial Letters of Credit.................. 46
      6.2.  Conditions to Each Loan and Each Letter of Credit.......................... 49
      6.3.  Conditions to Remaining Tranche B Loans.................................... 51

                                         SECTION 7
                                   AFFIRMATIVE COVENANTS............................... 51
      7.1.  Financial Statements....................................................... 51
      7.2.  Certificates; Other Information............................................ 53
      7.3.  Payment of Obligations..................................................... 56
      7.4.  Conduct of Business and Maintenance of Existence........................... 56
      7.5.  Maintenance of Property; Insurance......................................... 56
      7.6.  Inspection of Property; Books and Records; Discussions..................... 56
      7.7.  Notices.................................................................... 57
      7.8.  Environmental Laws......................................................... 57
      7.9.  Collateral Audit........................................................... 58
      7.10.  Employee Benefits......................................................... 58

                                           ii

                                                                                  Page No.

      7.11.  Litigation and other Material Developments................................ 58
      7.12.  Insurance................................................................. 58
      7.13.  Further Assurances........................................................ 58
      7.14.  New Facility.............................................................. 59

                                         SECTION 8
                                    NEGATIVE COVENANTS................................. 59
      8.1.  Financial Condition Covenants.............................................. 59
      8.2.  Limitation on Indebtedness................................................. 60
      8.3.  Limitation on Liens........................................................ 61
      8.4.  Limitation on Guarantee Obligations........................................ 62
      8.5.  Limitation on Fundamental Changes.......................................... 62
      8.6.  Limitation on Sale of Assets............................................... 62
      8.7.  Limitation on Leases....................................................... 63
      8.8.  Limitation on Issuances of Capital Stock and Dividends..................... 63
      8.9.  Limitation on Capital Expenditures......................................... 63
      8.10.  Limitation on Investments, Loans and Advances............................. 63
      8.11.  Loans and Other Investments by AFCO....................................... 64
      8.12.  Transactions with Affiliates.............................................. 65
      8.13.  Lines of Business......................................................... 65
      8.14.  Cash Management; Concentration Account.................................... 65
      8.15.  Chapter 11 Claims......................................................... 65
      8.16.  Reclamation Claims; Bankruptcy Code ss. 546(g) Agreements................. 66
      8.17.  Use of Proceeds........................................................... 66
      8.18.  Crisis Manager............................................................ 66
      8.19.  Business Plan............................................................. 66
      8.20.  Limitation on Holding's Activities........................................ 66

                                         SECTION 9
                                     EVENTS OF DEFAULT................................. 67

                                        SECTION 10
                                         THE AGENT..................................... 71
      10.1.  Appointment............................................................... 71
      10.2.  Delegation of Duties...................................................... 71
      10.3.  Exculpatory Provisions.................................................... 71
      10.4.  Reliance by Agent......................................................... 71
      10.5.  Notice of Default......................................................... 72
      10.6.  Non-Reliance on Agent and Other Lenders................................... 72
      10.7.  Indemnification........................................................... 73
      10.8.  Agent in Its Individual Capacity.......................................... 73
      10.9.  Successor Agent........................................................... 73
      10.10.  Issuing Bank as Lender................................................... 74

                                        SECTION 11

                                           iii

                                                                                   Page No.

                                         GUARANTEE..................................... 74
      11.1.  Guarantee................................................................. 74
      11.2.  No Impairment of Guarantee................................................ 75
      11.3.  Subrogation............................................................... 75

                                        SECTION 12
                        REMEDIES; APPLICATION OF PAYMENTS/PROCEEDS..................... 75
      12.1.  Remedies; Obtaining the Collateral Upon Default........................... 75
      12.2.  Remedies; Disposition of the Collateral................................... 76
      12.3.  WAIVER OF CLAIMS.......................................................... 77
      12.4.  Application of Proceeds; Priority of Tranche A Loans and Letter
              of Credit Outstandings................................................... 78
      12.5.  Remedies Cumulative....................................................... 78
      12.6.  Discontinuance of Proceedings............................................. 79

                                        SECTION 13
                                       MISCELLANEOUS................................... 79
      13.1.  Amendments and Waivers.................................................... 79
      13.2.  Notices................................................................... 80
      13.3.  No Waiver; Cumulative Remedies............................................ 82
      13.4.  Survival of Representations and Warranties................................ 82
      13.5.  Payment of Expenses and Taxes............................................. 82
      13.6.  Successors and Assigns; Participations; Purchasing Lenders................ 83
      13.7.  Adjustments; Set-off...................................................... 86
      13.8.  Counterparts.............................................................. 86
      13.9.  Governing Law............................................................. 86
      13.10.  Submission To Jurisdiction; Waivers...................................... 86
      13.11.  Absence of Prejudice to the Existing Lenders with Respect to Matters
               Before the Bankruptcy Court............................................. 87
      13.12.  Confidentiality.......................................................... 87

SCHEDULE 1.1           -  Commitment Amounts/Addresses
SCHEDULE 2.1           -  Maximum Outstanding Amount
SCHEDULE 5.4           -  Changes in Financial Condition
SCHEDULE 5.5           -  Subsidiaries; Pre-Petition Investments
SCHEDULE 5.6           -  Pre-Petition Liens
SCHEDULE 5.8           -  Material Agreements
SCHEDULE 5.12          -  Litigation
SCHEDULE 8.2(b)        -  Pre-Petition Indebtedness
SCHEDULE 8.4           -  Pre-Petition Guarantee Obligations
SCHEDULE 8.11          -  Pre-Petition AFCO Loans
SCHEDULE 8.14          -  Bank Accounts


EXHIBIT        A-1     -  Form of Tranche A Note
EXHIBIT        A-2     -  Form of Tranche B Note
EXHIBIT        B       -  Form of Interim Order
EXHIBIT        C-1     -  Form of Opinion of Special Counsel to the Loan Parties
EXHIBIT        C-2     -  Form of Opinion of General Counsel
EXHIBIT        D       -  Form of Closing Certificate
EXHIBIT        E       -  Form of Borrowing Certificate
EXHIBIT        F-1     -  Form of Working Capital Certificate
EXHIBIT        F-2     -  Form of Working Capital Reporting
EXHIBIT        G       -  Form of Assignment and Acceptance

            REVOLVING CREDIT, TERM LOAN AND GUARANTEE AGREEMENT, dated as of February 2, 1998, among A.P.S., INC., a Delaware corporation (the "BORROWER"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, APS HOLDING CORPORATION, a Delaware corporation ("HOLDING"), each of the Subsidiaries of the Borrower designated as a Guarantor on Schedule
5.5 hereto (Holding, together with each such Subsidiary, the "GUARANTORS"), each of which Guarantors is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "CASE" and collectively, the "CASES"), THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), each of the other financial institutions from time to time party hereto (together with Chase, collectively, the "LENDERS") and Chase, as agent (in such capacity, the "AGENT") for the Lenders hereunder.

                            INTRODUCTORY STATEMENT

            The Borrower is party to the Credit Agreement, dated as of January 25, 1996 (the "EXISTING CREDIT AGREEMENT"), among the Borrower, the several banks, financial institutions and other entities from time to time parties thereto, as revolving credit lenders and term lenders thereunder (the "EXISTING LENDERS") and Chase (formerly known as Chemical Bank), as administrative agent for the Existing Lenders (in such capacity, the "PRE-PETITION AGENT"), as amended, supplemented or otherwise modified prior to the Petition Date (as defined below).

            Under the Existing Credit Agreement, the Existing Lenders provided the Borrower with revolving credit loans, term loans and other financial accommodations in an aggregate principal amount (including letters of credit) outstanding as of the Petition Date of approximately $231,000,000 (together with accrued but unpaid interest and fees, costs and other charges, the "EXISTING OBLIGATIONS").

            To secure the Existing Obligations and the guarantees thereof executed in connection with the Existing Credit Agreement, the Borrower and the Guarantors granted the Pre-Petition Agent, for the benefit of the Existing Lenders, security interests in substantially all of their respective assets. The security interests granted by the Borrower and the Guarantors to secure the Existing Obligations were properly perfected and are subject to no prior liens or security interests except as provided in the Existing Credit Agreement, and the liquidation value of the assets securing the Existing Obligations presently exceeds the outstanding amount of the Existing Obligations.

            On February 2, 1998 (the "PETITION DATE"), the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their respective assets and in the management of their respective businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

            The Borrower applied to and obtained from the Lenders a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $100,000,000 (the "TRANCHE A FACILITY") and a term loan facility in an aggregate principal amount not to exceed $228,000,000 (the "TRANCHE B FACILITY") (subject in each case, to mandatory and optional reductions in accordance with subsections 4.7 and 4.8), all of the Borrower's obligations under which are guaranteed by the Guarantors.

            An immediate and on-going need exists for the Borrower to obtain additional funds in order to continue the operation of its business as debtor-in-possession under Chapter 11 of the Bankruptcy Code, and accordingly the Borrower has requested that the Lenders extend post-petition financing to the Borrower.

            To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under the Letters of Credit and the payment of the other Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors shall provide to the Agent and the Lenders, pursuant to this Agreement and the Orders, the following (each as more fully described herein):

            (a) a guarantee from each of the Guarantors of the due and punctual payment and performance of the Obligations of the Borrower hereunder and under the Notes;

            (b) with respect to the Obligations of the Borrower and the Guarantors hereunder, an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

            (c) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrower and the Guarantors and all cash and cash equivalents in the L/C Cash Collateral Account;

            (d) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (other than the property subject to the Liens that currently secure the Existing Obligations) that is subject to valid and perfected Liens in existence on the Petition Date or perfected (but not granted) thereafter to the extent such post-Petition Date perfection is expressly permitted under the Bankruptcy Code, and subject to other Permitted Liens junior to such valid and perfected Liens; and

            (e) a perfected first priority priming Lien, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (including, without limitation, Accounts, chattel paper, contracts, documents, equipment, general intangibles, instruments, Inventory, trademarks and trademark licenses) that is subject to the existing Liens that presently secure the Existing Obligations and any Liens granted after the Petition Date to provide adequate protection in respect of the Existing Obligations, which Lien in favor of the Agent and the Lenders shall be senior in all respects to all of such existing Liens and to any Liens granted after the Petition Date to provide adequate protection in respect thereof.

            All the claims and the Liens granted hereunder and pursuant to the Orders in the Cases to the Agent, the Lenders and the Existing Lenders shall be subject to the Carve-Out and the Permitted Liens, in each case to the extent provided in subsection 4.21 and the Orders.

            Accordingly, the parties hereto hereby agree as follows:


                                   SECTION 1
                                  DEFINITIONS

            1.1.  DEFINED TERMS.

            As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors); "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "CD ASSESSMENT RATE" shall mean, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the FDIC classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.3(d) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States; "CD RESERVE PERCENTAGE" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board of Governors) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Assessment Rate, the CD Reserve Percentage or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Assessment Rate, the CD Reserve Percentage or the Federal Funds Effective Rate, as the case may be.

            "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.

            "ACCOUNTS": as defined in the Uniform Commercial Code as in effect in the State of New York and with respect to the Borrower and its Restricted Subsidiaries, at any time, the total outstanding balance, determined in accordance with GAAP, including, without limitation, reserves required by GAAP and stated on a basis consistent with the historical practices of the Borrower and its Restricted Subsidiaries as of the date hereof, of Accounts of the Borrower and its Restricted Subsidiaries.

            "AFCO": Autoparts Finance Company, Inc., a Delaware corporation and a wholly owned Subsidiary of the Borrower.

            "AFCO INVESTMENTS":  the meaning set forth in subsection 8.11.

            "AFCO NOTES": all promissory notes payable to AFCO, or promptly assigned by the Borrower or any Guarantor to AFCO, and which are issued to evidence loans or advances made to Obligors.

            "AFFILIATE": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

            "AGENT":  the meaning set forth in the Introduction.

            "AGGREGATE TRANCHE A OUTSTANDINGS": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Tranche A Loans made by such Lender then outstanding plus (b) such Lender's Tranche A Commitment Percentage of the Letter of Credit Outstandings (or, if the Tranche A Commitments shall have been terminated, such Tranche A Commitment Percentage as in effect immediately prior to such termination).

            "AGREEMENT": this Revolving Credit, Term Loan and Guarantee Agreement, as amended, supplemented or otherwise modified from time to time.

            "ASSET SALE": any sale, issuance, conveyance, transfer, lease or other disposition by the Borrower or any Guarantor, in one or a series of related transactions, of any real or personal, tangible or intangible, property (including, without limitation, any Collateral or capital stock) of the Borrower or such Guarantor to any Person (other than to the Borrower or any Guarantor).

            "ASSIGNMENT AND ACCEPTANCE": an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, substantially in the form of Exhibit G.

            "AUTHORIZATIONS": all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, any Federal, state or local Governmental Authorities.

            "AVAILABLE TRANCHE A COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Tranche A Commitment over (b) such Lender's Aggregate Tranche A Outstandings at such time; collectively, as to all Lenders, the "AVAILABLE TRANCHE A COMMITMENTS".

            "BANKRUPTCY CODE": The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. ss.ss.101 ET SEQ.

            "BANKRUPTCY COURT": the United States Bankruptcy Court for the District of Delaware, or any other court, having jurisdiction over the Cases from time to time.

            "BOARD OF GOVERNORS": the Board of Governors of the Federal Reserve System or any Governmental Authority which succeeds to the powers and functions thereof.

            "BORROWER":  the meaning set forth in the Introduction.

            "BORROWING":  the making of Loans by the Lenders on a single date.

            "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which a Loan is borrowed hereunder.

            "BUSINESS DAY": any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Issuing Bank is closed); PROVIDED that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day in which banks are not open for dealings in Dollar deposits in the London interbank market.

            "BUSINESS PLAN":  the meaning set forth in subsection 8.19.

            "CAPITAL EXPENDITURES": with respect to any Person for any period, the sum of the aggregate of all expenditures (whether paid in cash in such period, capitalized as an asset or accrued as a liability) by such Person and its consolidated Subsidiaries during such period which, in accordance with GAAP, are or should be included in "capital expenditures" or similar items reflected in the consolidated statement of cash flows of such Person. For purposes of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any Subsidiary or with insurance proceeds (as permitted hereunder) shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less any credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

            "CAPITAL LEASE OBLIGATION": as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other arrangement conveying the right to use) real or personal property, tangible or intangible, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "CARVE-OUT":  the meaning set forth in subsection 4.21(a).

            "CASES":  the meaning set forth in the Introduction.

            "CASH COLLATERAL": the meaning set forth in Bankruptcy Code ss. 363(a).

            "CASH EQUIVALENTS": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than six months from the date of acquisition of any Lender or of any domestic commercial bank having capital and surplus in excess of $500,000,000 the holding company of which has a commercial paper rating meeting the requirements specified in clause (iv) below, (iii) repurchase obligations with a term of not more than seven days or underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within six months after the date of acquisition.

            "C&D FUND IV": The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership.

            "CD&R":  Clayton, Dubilier & Rice, Inc., a Delaware corporation.

            "CHANGE OF CONTROL": the occurrence of either (i) the transfer by C&D Fund IV, CD&R or any Affiliate of C&D Fund IV or CD&R to any Person (other than C&D Fund IV, CD&R or any Affiliate of either thereof) of any of the shares of common stock of Holding held, directly or indirectly, as of the Closing Date, by C&D Fund IV or (ii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of more than 30% of the then outstanding shares of common stock of Holding.

            "CHASE":  the meaning set forth in the Introduction.

            "CLOSING DATE": the date on which this Agreement has been executed and the conditions precedent to the making of the initial Tranche A Extension of Credit set forth in subsection 6.1 have been satisfied or waived.

            "CODE": the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL": all property of the Borrower and the Guarantors, whether tangible or intangible and of whatever kind or nature whatsoever, as more particularly described in the Orders.

            "COMMERCIAL L/C": a Letter of Credit issued to support the Borrower's importation of Inventory manufactured outside the United States.

            "COMMITMENT": as to any Lender, the aggregate amount of its Tranche A Commitments and Tranche B Commitments.

            "COMMITMENT FEE": the meaning set forth in subsection 4.18.

            "COMMITMENT PERCENTAGE": at any time, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's (A) Tranche A Commitment (or, if the Tranche A Commitments shall have been terminated at such time, such Lenders' Aggregate Tranche A Outstandings) at such time and (B) such Lender's Tranche B Commitment (or, after the Existing Lender Debt Repayment Date, such Tranche B Lender's Tranche B Loans) by (ii) the sum of (A) the Total Tranche A Commitment (or, if the Tranche A Commitments shall have been terminated, the Total Tranche A Outstandings) at such time, and (B) the Total Tranche B Commitment (or, after the Existing Lender Debt Repayment Date, the aggregate Tranche B Loans).

            "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

            "CONCENTRATION ACCOUNT": the account, account no. 323261655, established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017, designated as the "A.P.S., Inc. Concentration Account" that shall be used for the daily concentration of all funds received by the Borrower or any Guarantor from the operation of their businesses or otherwise.

            "CONFIRMATION ORDER": an order of the Bankruptcy Court confirming a Reorganization Plan in any of the Cases.

            "CONSOLIDATED INTEREST EXPENSE": of any Person, for any period, the amount of cash interest expense of such Person net of interest income earned (but excluding interest earned on Accounts, interest earned (to the extent any such amounts would constitute interest under GAAP) on or in respect of advances, loans, extensions of credit or capital contributions made by, or Guarantee Obligations of, or Standby L/Cs arranged by, AFCO pursuant to subsection 8.11) for such period, determined on a consolidated basis in accordance with GAAP, for such period on its Indebtedness.

            "CONSOLIDATED LEASE EXPENSE": of any Person, for any period, the aggregate amount of fixed and contingent rentals (excluding taxes and other non-rent items) due and payable by such Person for such period with respect to leases of real and personal property with original or renewed lease terms of one year or longer which are not required to be capitalized in accordance with GAAP.

            "CONSOLIDATED NET INCOME": of any Person, at any date of determination, net income of such Person, determined on a consolidated basis in accordance with GAAP.

            "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

            "CRISIS MANAGER": Jay Alix & Associates, or any other crisis management firm or individual specializing in corporate turnarounds and restructurings reasonably satisfactory to the Agent and the Required Lenders.

            "DC NOTES": at any time, all promissory notes issued by Obligors to the Borrower or any Restricted Subsidiary in respect of the conversion or exchange of Accounts owed by such Obligors in the ordinary course of business.

            "DEFAULT": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "DISTRIBUTION CENTER": each distribution center (not including stores or installers' service warehouses) operated by the Borrower or any of its Restricted Subsidiaries at which the Borrower or such Restricted Subsidiary maintains and sells its Inventory and/or generates any of its Accounts.

            "DOLLARS" AND "$":  lawful money of the United States of America.

            "EBITDA": of any Person, for any period, the Consolidated Net Income for such period adjusted to exclude the following items of income or expense to the extent that such items are included in the calculation of Consolidated Net
Income: (a) Consolidated Interest Expense, (b) any non-cash interest expense,
(c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets, (f) provisions for reserves for restructuring charges, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits, (h) any gain or loss associated with the sale or write-down of assets, (i) any gain or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Borrower or any Subsidiary by the entity accounted for by the equity method of accounting) and (j) bankruptcy reorganization professional fees and financing fees; PROVIDED that any cash disbursements made and charged against reserves for restructuring charges during such period shall reduce EBITDA for such period.

            "ENVIRONMENTAL LAWS": any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

            "EQUITY RIGHTS": with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class of such Person.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA AFFILIATE": any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

            "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

            "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which the Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

            "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              EURODOLLAR BASE RATE
                           1.00 - Eurocurrency Reserve Requirements

            "EVENT OF DEFAULT":  the meaning set forth in Section 9.

            "EXCESS AMOUNT":  the meaning set forth in subsection 4.8(d).

            "EXCESS WORKING CAPITAL": as of any date of determination, (a) the sum of (i) cash on deposit in the Concentration Account and the Borrower's operating account no. 323250343 at Chase, PLUS (ii) Accounts, PLUS (iii) Net Inventory, PLUS (iv) deposits for Inventory purchases by the Borrower and its Restricted Subsidiaries, PLUS (v) the unpaid principal amount of AFCO Notes, the DC Notes and other notes receivable (and any accrued interest thereon), PLUS
(vi) net increase (decrease) in prepaid expenses of the Borrower and its Restricted Subsidiaries arising post-Petition Date (less any Indebtedness (other than Loans) directly related to any such prepaid expenses), MINUS (b) the sum of
(i) the aggregate Loans (PLUS the remaining Existing Lender Debt) and (ii) the aggregate post-Petition Date trade payables of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business, in each case, as of such date of determination.

            "EXISTING CREDIT AGREEMENT":  as defined in the recitals hereto.

            "EXISTING LENDER DEBT": the aggregate principal amount of the Existing Revolving Credit Loans (after conversion of all Existing Swing Line Loans) and the Existing Term Loans on the Petition Date.

            "EXISTING LENDER DEBT REPAYMENT DATE": the date on which the Existing Lender Debt is paid in full with the proceeds of the Tranche B Loans.

            "EXISTING LENDERS":  as defined in the recitals hereto.

            "EXISTING LETTERS OF CREDIT": the "Letters of Credit" issued under the Existing Credit Agreement and outstanding and undrawn on the Petition Date.

            "EXISTING OBLIGATIONS":  as defined in the recitals hereto.

            "EXISTING REVOLVING CREDIT LOANS": "Revolving Credit Loans" under the Existing Credit Agreement.

            "EXISTING SWING LINE LOANS": "Swing Line Loans" under the Existing Credit Agreement.

            "EXISTING TERM LOANS": "Term Loans" under the Existing Credit Agreement.

            "FDIC": the Federal Deposit Insurance Corporation or any Governmental Authority which succeeds to the powers and functions thereof.

            "FEES": collectively the Commitment Fees, Letter of Credit Fees, the other fees referred to in subsection 4.17 or subsection 13.5 and any other fees payable by the Borrower or any Guarantor pursuant to this Agreement or any other Loan Document.

            "FEE LETTER": the fee letter, dated January 30, 1998, among the Borrower, Holding, the Agent and Chase Securities Inc.

            "FINAL ORDER": an order of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001(c)(2) granting final approval of this Agreement and the other Loan Documents and granting the Liens and Super-priority Claims described in the Introduction in favor of the Agent and the Lenders, substantially in the form of, containing substantially similar provisions to, and approving the matters contained in paragraph 16 of the Interim Order and otherwise in form and substance reasonably satisfactory to the Agent, the Tranche A Lenders and counsel to the Agent.

            "FINANCIAL ADVISOR": Policano & Manzo, LLC, or such successor financial advisor satisfactory to the Agent and the Required Tranche A Lenders.

            "GAAP": generally accepted accounting principles applied on a consistent basis.

            "GOVERNMENTAL AUTHORITY": any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

            "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "GUARANTOR":  the meaning set forth in the Introduction.

            "HAZARDOUS MATERIAL": collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls, (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes, "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

            "HOLDING":  APS Holding Corporation, a Delaware corporation.

            "INDEBTEDNESS": at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including Inventory, and services purchased, and trade payables, other expense accruals and deferred compensation items arising, in the ordinary course of business, including negotiated trade terms), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vii) all Indebtedness of others referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through
(vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

            "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "INSUFFICIENCY": with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

            "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last day of each calendar month and (b) as to any Eurodollar Loan, the last day of the Interest Period with respect thereto.

            "INTEREST PERIOD":  with respect to any Eurodollar Loan:

                        (i) initially, the period commencing on the borrowing or
                  conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, or three months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, or three months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

      PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the
            Termination Date shall end on the Termination Date;

                  (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

            "INTERIM ORDER": an order of the Bankruptcy Court, after notice given and a hearing conducted in accordance with Bankruptcy Rule 4001(c), authorizing and approving the transactions contemplated by this Agreement and the other Loan Documents and granting the Liens and Super-priority Claims described in the Introduction hereto in favor of the Agent and the Lenders, substantially in the form of Exhibit B, or otherwise in form and substance reasonably satisfactory to the Agent, the Lenders and counsel to the Agent.

            "INVENTORY": as defined in the Uniform Commercial Code as in effect in the State of New York.

            "ISSUING BANK":  Chase in its capacity as such.

            "JOBBER": a Person whose principal business activity is the operation of one or more automotive parts warehouses or stores.

            "JOBBER SUBSIDIARY": any future or existing Subsidiary or Affiliate of the Borrower that is a Jobber and one or more of the stockholders (which is not the Borrower or a Subsidiary of the Borrower) of which are involved, directly or indirectly, in the management of such Subsidiary or Affiliate.

            "L/C APPLICATION": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to issue a Letter of Credit.

            "L/C CASH COLLATERAL ACCOUNT": the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "A.P.S., Inc. Debtor-in-Possession L/C Cash Collateral Account" or similar title that shall be used solely for the purposes set forth in subsections 3.1(b), 4.8 and 4.22 and any other provision of this Agreement which requires the cash collateralization of Letter of Credit Outstandings.

            "LENDERS":  the meaning set forth in the Introduction.

            "LETTER OF CREDIT": (a) any letter of credit issued pursuant to subsection 3.2, which letter of credit shall be (i) for such purposes as are consistent with the Borrower's historical practices or otherwise reasonably acceptable to the Agent, (ii) denominated in Dollars and (iii) otherwise in such form as may be reasonably approved from time to time by the Agent and the Issuing Bank and (b) after the Existing Lender Debt Repayment Date, the Existing Letters of Credit.

            "LETTER OF CREDIT FEES": the fees payable in respect of Letters of Credit pursuant to subsection 4.19.

            "LETTER OF CREDIT OUTSTANDINGS": at any time, the sum of (i) the aggregate undrawn face amount of all Letters of Credit then outstanding PLUS
(ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

            "LETTER OF CREDIT SUBLIMIT":  $20,000,000.

            "LIEN": with respect to any Property, any mortgage, lien (statutory or other), pledge, charge, hypothecation, assignment, deposit arrangement, security interest, encumbrance or other security agreement or preferential arrangement of any kind or nature in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own, subject to a Lien, any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

            "LOAN": a Tranche A Loan or a Tranche B Loan, as the context shall require; collectively, the "LOANS".

            "LOAN DOCUMENTS": this Agreement, the Notes, the Letters of Credit, the L/C Applications and any other instrument or agreement executed and delivered in connection herewith.

            "LOAN PARTIES": the Borrower and each Guarantor party to a Loan Document; INDIVIDUALLY, a "LOAN PARTY".

            "MARGIN STOCK": "margin stock" within the meaning of Regulations U and X of the Board of Governors.

            "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of Holding, or of the Borrower and its Subsidiaries taken as a whole, (b) the ability of Holding, or the Borrower or any of its Subsidiaries, to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith, in each case, other than such effects as result solely from the commencement of the Cases.

            "MATURITY DATE": January 31, 1999; PROVIDED that if (A) on or before January 1, 1999, the Borrower delivers to the Agent, with a copy for each Lender, a budget covering the period from February 1, 1999 through July 31, 1999, in form and substance reasonably satisfactory to the Supermajority Tranche A Lenders and the Agent, together with proposed minimum levels for the covenants set forth in subsection 8.1, reasonably satisfactory to the Supermajority Tranche A Lenders and the Agent, and (B) on or before January 31, 1999, the Borrower delivers to the Agent, with a copy for each Lender, a draft Reorganization Plan for the Debtors (or a detailed outline of the principal elements thereof) which is in form and substance reasonably satisfactory to the Agent and the Supermajority Tranche A Lenders, and which the Agent and the Supermajority Tranche A Lenders are reasonably satisfied will be filed on or before March 2, 1999, the "MATURITY DATE" shall, automatically, without the necessity of further action by any party (so long as no Default or Event of Default shall have occurred and be continuing on the original Maturity Date), be extended to July 31, 1999.

            "MAXIMUM OUTSTANDING AMOUNT": as to any calendar month, the maximum aggregate outstanding amount of the Tranche A Loans set forth opposite such month on Schedule 2.1, as the same may be reduced from time to time pursuant to subsection 4.8(d).

            "MULTIEMPLOYER PLAN": a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "NET CASH PROCEEDS": with respect to any Asset Sale (including any sale and leasebacks), an amount equal to the gross cash proceeds of such Asset Sale net of (i) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, (ii) taxes paid or reasonably estimated by the Borrower in good faith to be payable as a result thereof and (iii) the principal amount of any Indebtedness

(other than the Loans) which is secured by a Lien on such asset senior to the Liens securing the Loans and which is required to be repaid in connection with the sale thereof.

            "NET INVENTORY": all Inventory of the Borrower and its Restricted Subsidiaries that consists of finished goods available for sale to customers, including, without limitation, all Inventory located at a distribution center received from an Obligor in exchange for the initial stocking of Inventory by an Obligor in any changeover or conversion of such Obligor to the sale of goods supplied by the Borrower or any of its Restricted Subsidiaries. In determining the amount to be so included, the amount of such Inventory shall be valued at the lower of cost (without giving effect to negotiated cost reductions relating to lost promotional advertising rebates) or market on a basis consistent with the Borrower and its Restricted Subsidiaries' current and historical accounting practice LESS reserves required to be taken in accordance with GAAP.

            "NEW FACILITY":  the meaning set forth in subsection 7.14.

            "NOTES":  the Tranche A Notes and the Tranche B Notes.

            "OBLIGATIONS": the collective reference to (a) the principal of and interest on the Loans and the Notes and the reimbursement of all amounts drawn under Letters of Credit, (b) the Fees and all other present and future, fixed or contingent, obligations and liabilities (monetary or otherwise) of the Borrower and the Guarantors to the Lenders, the Issuing Bank and the Agent under the Loan Documents, including, without limitation, all costs and expenses payable pursuant to subsection 13.5 and (c) all obligations of the Borrower and the Guarantors to Chase in its capacity prior and subsequent to the Petition Date as the principal concentration bank in the cash management system of the Borrower and the Guarantors.

            "OBLIGOR": any purchaser of goods or services or other Person obligated to make payment to the Borrower or a Guarantor in respect of a purchase of such goods or services.

            "ORDERS":  the Interim Order and the Final Order.

            "PBGC": the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

            "PERMITTED LIENS":  Liens permitted to exist under subsection 8.3.

            "PERSON": any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

            "PETITION DATE":  as defined in the recitals hereto.

            "PLAN": any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Borrower or any ERISA Affiliate.

            "PRE-PETITION COLLATERAL": all Property securing the Existing Obligations.

            "PROPERTY": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "REGISTER":  the meaning set forth in subsection 13.6(d).

            "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "REORGANIZATION PLAN": a plan of reorganization in any of the Cases.

            "REPORTABLE EVENT": any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan.

            "REQUIRED LENDERS": the Required Tranche A Lenders and the Required Tranche B Lenders.

            "REQUIRED TRANCHE A LENDERS": as of any date of determination, Tranche A Lenders holding 51% of the Total Tranche A Commitment (or if the Tranche A Commitments shall have terminated, 51% of the Tranche A Loans outstanding) as of such date.

            "REQUIRED TRANCHE B LENDERS": as of any date of determination, Tranche B Lenders holding 51% of the Total Tranche B Commitment (or, if the Tranche B Commitments shall have terminated, 51% of the Tranche B Loans outstanding) as of such date.

            "REQUIREMENTS OF LAW": the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "RESPONSIBLE OFFICER": of any corporation, the chief financial officer, vice president finance, the treasurer or any executive officer of such corporation and any other officer or similar official thereof (but not including the Crisis Manager or its employees or representatives) responsible for the administration of the obligations of such corporation in respect of this Agreement.

            "RESTRICTED SUBSIDIARIES": as to any Person, all Subsidiaries of such Person other than Jobber Subsidiaries.

            "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA but which is not a Multiemployer Plan.

            "STANDBY L/C": a Letter of Credit issued to assure the performance under contracts and similar obligations other than in respect of the domestic purchase of Inventory.

            "SUBSIDIARY": with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "SUPERMAJORITY TRANCHE A LENDERS": as of any date of determination, Tranche A Lenders holding 662/3% of the Total Tranche A Commitment (or if the Tranche A Commitments shall have terminated, 662/3% of the Total Tranche A Outstandings) as of such date.

            "SUPER-PRIORITY CLAIM": a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

            "TAXES":  the meaning set forth in subsection 4.12.

            "TERMINATION DATE": the earliest to occur of (i) the Maturity Date,
(ii) the effective date of a Reorganization Plan confirmed by the Bankruptcy Court pursuant to the Confirmation Order, or (iii) the termination of the Total Tranche A Commitment in accordance with the terms hereof or, after the Tranche A Repayment Date, the acceleration of the Tranche B Loans in accordance with the terms hereof.

            "TOTAL COMMITMENT": at any time, the sum of the Total Tranche A Commitment and the Total Tranche B Commitment at such time.

            "TOTAL OUTSTANDINGS": at any time, the sum of the Aggregate Tranche A Outstandings and the aggregate Tranche B Loans outstanding at such time.

            "TOTAL TRANCHE A COMMITMENT": at any time, the sum of the Tranche A Commitments of all Tranche A Lenders at such time.

            "TOTAL TRANCHE A OUTSTANDINGS": at any time, the sum of the Aggregate Tranche A Outstandings of all Tranche A Lenders at such time.

            "TOTAL TRANCHE B COMMITMENT": at any time, the sum of the Tranche B Commitments of all Tranche B Lenders at such time.

            "TRANCHE": the collective reference to Eurodollar Loans whose then current Interest Periods all begin on the same date and end on the same later date (whether or not such Loans shall have originally been made on the same day).

            "TRANCHE A COMMITMENT": with respect to each Tranche A Lender, the commitment of such Lender available in the amount set forth opposite its name on
Schedule 1.1 hereto under the heading "Tranche A Commitment" or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to subsections 4.7 or 4.8.

            "TRANCHE A COMMITMENT PERCENTAGE": at any time, with respect to any Tranche A Lender, the percentage obtained by dividing such Lender's Tranche A Commitment at such time by the Total Tranche A Commitment at such time (or, if the Tranche A Commitments shall have terminated at such time, the percentage obtained by dividing such Lender's Aggregate Tranche A Outstandings at such time by the Total Tranche A Outstandings at such time).

            "TRANCHE A COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Termination Date.

            "TRANCHE A EXTENSION OF CREDIT": a Tranche A Loan or a Letter of Credit.

            "TRANCHE A LENDER": each Lender which has a Tranche A Commitment or which has made a Tranche A Loan.

            "TRANCHE A LOANS": the meaning set forth in subsection 2.1(a).

            "TRANCHE A NOTES": the promissory notes of the Borrower, substantially in the form of Exhibit A-1 hereto, each payable to the order of a Lender, evidencing Tranche A Loans.

            "TRANCHE A REPAYMENT DATE": the date on which (a) the Tranche A Loans and all unreimbursed drawings under any Letters of Credit have been paid in full, (b) the Tranche A Commitments have been terminated and (c) all outstanding but undrawn Letters of Credit have been replaced and returned, secured by "back-to-back" letters of credit or cash collateralized, in each case, in the manner set forth in subsection 3.1(b).

            "TRANCHE B COMMITMENT": with respect to each Tranche B Lender, the commitment of such Lender available in the amount set forth opposite its name on
Schedule 1.1 hereto under the heading "Tranche B Commitment" or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to subsections 4.7 or 4.8.

            "TRANCHE B COMMITMENT PERCENTAGE": at any time, with respect to any Tranche B Lender, the percentage obtained by dividing such Lender's Tranche B

Commitment at such time by the Total Tranche B Commitment at such time (or, if the Tranche B Commitments shall have terminated at such time, the percentage obtained by dividing the outstanding Tranche B Loans made by such Lender at such time by the total outstanding Tranche B Loans made by all Tranche B Lenders at such time).

            "TRANCHE B COMMITMENT PERIOD": the period from and including the Closing Date to and including the date of entry of the Final Order.

            "TRANCHE B LENDER": each Lender which has a Tranche B Commitment or which has made a Tranche B Loan.

            "TRANCHE B LOAN":  the meaning given such term in subsection 2.3.

            "TRANCHE B NOTES": the promissory notes of the Borrower, substantially in the form of Exhibit A-2 hereto, each payable to the order of a Lender, evidencing Tranche B Loans.

            "TRANSFEREE":  the meaning set forth in subsection 13.6(f).

            "TYPE": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

            "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

            "WITHDRAWAL LIABILITY": the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

            "WORKING CAPITAL CERTIFICATE": the meaning set forth in subsection 7.2(c).

            1.2. TERMS GENERALLY. The definitions in subsection 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that for purposes of determining compliance with any covenant set forth in Sections 7 or 8, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in subsection 7.1(a).

                                   SECTION 2
                        AMOUNT AND TERMS OF COMMITMENT

            2.1. TRANCHE A COMMITMENTS. (a) Subject to the terms and conditions hereof, each Lender severally and not jointly with the other Lenders agrees to make revolving credit loans (collectively, the "TRANCHE A LOANS") to the Borrower from time to time during the Tranche A Commitment Period in an aggregate principal amount at any one time outstanding (i) which, when added to such Lender's Tranche A Commitment Percentage of the then Letter of Credit Outstandings, does not exceed the amount of such Lender's Tranche A Commitment and (ii) which does not exceed such Lender's Tranche A Commitment Percentage of the then applicable Maximum Outstanding Amount. During the Tranche A Commitment Period, the Borrower may use the Tranche A Commitments by borrowing, prepaying the Tranche A Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions of this Agreement.

            (b) The Tranche A Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.2 and 4.5, PROVIDED that no Tranche A Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date.

            (c) Each Borrowing of Tranche A Loans shall be made by the Lenders PRO RATA in accordance with their respective Tranche A Commitment Percentage; PROVIDED, HOWEVER, that the failure of any Lender to make any Tranche A Loan shall not in itself relieve the other Lenders of their obligations to lend.

            2.2. PROCEDURE FOR TRANCHE A BORROWING. The Borrower may borrow under the Tranche A Commitments during the Tranche A Commitment Period on any Business Day in an aggregate amount outstanding at any one time not to exceed the Total Tranche A Commitment then in effect, PROVIDED that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 12:00 noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Tranche A Loans are to be initially Eurodollar Loans, or (b) prior to 11:00 A.M., New York City time, on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the lengths of the initial Interest Periods for such Eurodollar Loans. Each borrowing under the Tranche A Commitments shall be in an amount equal to (x) in the case of ABR Loans (except any ABR Loan used solely to pay a like amount of a Letter of Credit Outstanding relating to an unreimbursed draft of a Letter of Credit), $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Tranche A Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 13.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office prior to 3:00 P.M., New York City time, on such Borrowing Date with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

            2.3. TRANCHE B COMMITMENTS. Subject to the terms and conditions hereof, (a) on each Business Day during the period on and after the date of entry of the Interim Order until the date of entry of the Final Order, the Existing Lenders' Cash Collateral shall be deemed applied in payment of the Existing Lender Debt, FIRST, to the Existing Revolving Credit Loans and, SECOND, to the Existing Term Loans and each Tranche B Lender shall make a term loan (together with the term loans to be made pursuant to clause (b), collectively, the "TRANCHE B LOANS") to the Borrower in an amount equal to its Tranche B Commitment Percentage of all Existing Lenders' Cash Collateral so applied on such Business Day and (b) on the date of entry of the Final Order, each Tranche B Lender shall make a Tranche B Loan to the Borrower in an amount equal to the remaining Tranche B Commitment of such Tranche B Lender and the Existing Lender Debt shall be paid in full with the proceeds of all such Tranche B Loans. Prior to the Existing Lender Debt Repayment Date, all Tranche B Loans shall be ABR Loans and, after the Existing Lender Debt Repayment Date, the Tranche B Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsection 4.5, PROVIDED that no Tranche B Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date.

                                   SECTION 3
                               LETTERS OF CREDIT

            3.1. LETTERS OF CREDIT. (a) Subject to the terms and conditions hereof, the Borrower may request the Issuing Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein (including, without limitation, subsections 3.2 and 6.2(e)), such Issuing Bank shall issue, for the account of the Borrower, one or more Letters of Credit; PROVIDED that no Letter of Credit shall be issued if after giving effect to such issuance (i) the Letter of Credit Outstandings would exceed the Letter of Credit Sublimit, (ii) the Total Tranche A Outstandings would exceed the Total Tranche A Commitment or
(iii) the aggregate face amount of Standby L/Cs (inclusive of Existing Letters of Credit which become Letters of Credit on the Existing Lender Debt Repayment Date pursuant to subsection 3.1(c)) would exceed $10,000,000; PROVIDED, FURTHER, that no Letter of Credit shall be issued if the Issuing Bank shall have received notice from the Agent or the Required Tranche A Lenders (and a copy of such notice shall be delivered to the Borrower) that the conditions to such issuance have not been met.

            (b) Each Letter of Credit shall (i) be denominated in Dollars and shall be either (x) a Standby L/C or (y) a Commercial L/C, (ii) expire no later than 365 days after its date of issuance in the case of Standby L/Cs and 180 days after its date of issuance in the case of Commercial L/Cs and (iii) expire no later than 60 days after the Maturity Date, PROVIDED that if the Termination Date or the Maturity Date occurs prior to the expiration of any Letter of Credit, the Borrower shall, on or prior to the Termination Date or the Maturity Date, as applicable, (A) cause such Letter of Credit to be replaced and returned to the Issuing Bank undrawn and marked "cancelled" or (B) to the extent that the Borrower is unable to so replace and return such Letter of Credit, either (x) provide a "back-to-back" letter of credit to the Issuing Bank in a form satisfactory to the Issuing Bank, issued by a bank satisfactory to the Issuing Bank, in an amount equal to 105% of the then undrawn stated amount of such Letter of Credit or (y) deposit cash in the L/C Cash Collateral Account in an amount equal to 105% of the face amount of such Letter of Credit, as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of the Borrower's reimbursement obligations in respect of such Letter of Credit and all other Obligations then outstanding under this Agreement.

            (c) On the Existing Lender Debt Repayment Date, each Existing Letter of Credit shall be deemed to be issued under this Agreement and thereafter shall be a Letter of Credit issued and outstanding under this Agreement for all purposes of this Agreement and the other Loan Documents.

            (d) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

            (e) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any Tranche A Lender to exceed any limits imposed by, any applicable Requirement of Law.

            (f) The Borrower shall pay to the Issuing Bank, in addition to such other fees and charges as are specifically provided for in subsection 4.19 hereof, such fees and charges in connection with the issuance, amendment and processing of the Letters of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions.

            (g) Drafts drawn and paid under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the date of draw (or the next Business Day if the Borrower receives notice of such drawing after 12:00 noon New York time on such date of drawing) and shall bear interest from the date of draw until reimbursed in full at a rate per annum equal to the ABR PLUS 1.5% (computed on the basis of the actual number of days elapsed over any year of 365- (or 366-, as the case may be) days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date, in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in subsection 6.2 and which Borrowing shall be effected without the need for a request therefor from the Borrower or (y) if such draw occurs on or after the Termination Date, in cash. Each Tranche A Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of subsection 2.1 or the occurrence of the Termination Date.

            (h) Immediately upon the issuance of any Letter of Credit by the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Tranche A Lender other than the Issuing Bank and each such other Tranche A Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Tranche A Lender's Tranche A Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Tranche A Commitments pursuant to subsection 13.6, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Tranche A Commitment Percentages of the assigning and assignee Tranche A Lenders. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or wilful misconduct, shall not create for the Issuing Bank any resulting liability to any other Tranche A Lender.

            (i) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to this Section, the Issuing Bank shall promptly notify the Agent, which shall promptly notify each Tranche A Lender of such failure, and each Tranche A Lender shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank the amount of such Tranche A Lender's Tranche A Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Issuing Bank so notifies the Agent, and the Agent so notifies the Tranche A Lenders prior to 11:00 a.m. (New York City time) on any Business Day, such Tranche A Lenders shall make available to the Issuing Bank such Tranche A Lender's Tranche A Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Tranche A Lender shall not have so made its Tranche A Commitment Percentage of the amount of such payment available to the Issuing Bank, such Tranche A Lender agrees to pay to the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Issuing Bank at the Federal Funds Effective Rate. The failure of any Tranche A Lender to make available to the Issuing Bank its Tranche A Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Tranche A Lender of its obligation hereunder to make available to the Issuing Bank its Tranche A Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Tranche A Lender shall be responsible for the failure of any other Tranche A Lender to make available to the Issuing Bank such other Tranche A Lender's Tranche A Commitment Percentage of any such payment. Whenever the Issuing Bank or the Agent receives a payment of a reimbursement obligation as to which it has received any payments from the Tranche A Lenders pursuant to this paragraph, the Issuing Bank or the Agent shall pay to each Tranche A Lender which has paid its Tranche A Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Tranche A Lender's Tranche A Commitment Percentage thereof.

            3.2. ISSUANCE. (a) The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an L/C Application therefor, completed to the satisfaction of the

Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any L/C Application, the Issuing Bank will process such L/C Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit (x) if the conditions precedent contained in subsection 6.2 are not satisfied and (y) earlier than three Business Days after its receipt of the L/C Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

            (b) To the extent that any provision of the L/C Application is inconsistent with the provisions of subsection 3.2, the provisions of this subsection 3.2 shall apply.

            3.3. NATURE OF LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the Tranche A Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):
(i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of any Letter of Credit or against any of the Tranche A Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

                                   SECTION 4
         GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

            4.1. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.2.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Agent shall record in the Register, with separate subaccounts for each Lender, (i) the amount and Borrowing Date of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any payment received by the Agent hereunder from the Borrower and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsections 4.1(b) and 4.1(c) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

            (e) The Borrower agrees that, upon request by any Tranche A Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower dated the Closing Date evidencing the Tranche A Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (which shall be the amount of such Lender's Tranche A Commitment) (a "TRANCHE A NOTE"). Each Tranche A Lender is hereby authorized to record the date, Type and amount of each Tranche A Loan made by such Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Tranche A Note, and any such recordation shall, to the extent permitted by applicable law, constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Tranche A Loans made to the Borrower in accordance with the terms of this Agreement.

            (f) The Borrower agrees that, upon request by any Tranche B Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower dated the Closing Date evidencing the Tranche B Loans of such Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (which shall be the amount of such Lender's Tranche B Commitment) (a "TRANCHE B NOTE"). Each Tranche B Lender is hereby authorized to record the date, Type and amount of each Tranche B Loan made by such Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Tranche B Note, and any such recordation shall, to the extent permitted by applicable law, constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Tranche B Loans made to the Borrower in accordance with the terms of this Agreement.

            4.2. INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus (i) 2.5% in the case of Tranche A Loans and (ii) 2.75% in the case of Tranche B Loans after the Existing Lender Debt Repayment Date.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus 1.5%.

            (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

            4.3. COMPUTATION OF INTEREST AND FEES. (a) Whenever it is calculated on the basis of the ABR, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and commitment fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

            4.4. INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such

Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

            4.5. CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto and PROVIDED that Tranche B Loans may be converted only after the Existing Lender Debt Repayment Date. Subject to subsection 2.3, the Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Tranche A Lenders have determined that such a conversion is not appropriate and (ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Maturity Date.

            (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Tranche A Lenders determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Maturity Date and PROVIDED, FURTHER, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

            4.6. MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof. In no event shall there be more than 10 Tranches outstanding at any time.

            4.7. OPTIONAL TERMINATION OR REDUCTION OF TRANCHE A COMMITMENT. Upon at least three Business Days' prior written notice to the Agent, the Borrower may at any time, without premium or penalty, in whole permanently terminate, or from time to time in part permanently reduce, the Total Tranche A Commitment; PROVIDED that no such termination or reduction of the Total Tranche A Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Tranche A Loans related to such Total Tranche A Commitment reduction, the then Total Tranche A Outstandings would exceed the Total Tranche A Commitment. Each such partial reduction of the Total Tranche A Commitment shall be in the principal amount of $500,000 or any integral multiple of $100,000 in excess thereof. Simultaneously with each reduction or termination of the Total Tranche A Commitment, the Borrower shall pay to the Agent for the account of each Lender the Commitment Fee accrued on the amount of the Tranche A Commitment of such Lender so terminated or reduced through the date thereof. Any reduction of the Total Tranche A Commitment pursuant to this subsection 4.7 shall be applied PRO RATA to reduce the Tranche A Commitment of each Lender.

            4.8. MANDATORY PREPAYMENT; COMMITMENT TERMINATION; USE OF CASH COLLATERAL. (a) On each Business Day, after giving effect on such Business Day to (i) anticipated receipts by, and disbursements of, the Borrower and its Restricted Subsidiaries and (ii) any deemed repayment of the Existing Lender Debt and corresponding advance of Tranche B Loans in accordance with subsection 2.3, the Borrower shall apply cash on deposit in the Concentration Account in excess of $5,000,000 FIRST, to the prepayment in full of the Tranche A Loans and SECOND, to the payment in full of any unreimbursed drawings under any Letters of Credit.

            (b) If at any time prior to the termination of the Tranche A Commitments, the Total Tranche A Outstandings exceed the Total Tranche A Commitment then in effect, the Borrower, without notice or demand, shall immediately apply an amount equal to any such excess (without duplication) FIRST, to the prepayment in full of the Tranche A Loans, SECOND, to the payment in full of any Letter of Credit Outstandings constituting unreimbursed drawings under any Letters of Credit and THIRD, to deposit into the L/C Cash Collateral Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings exceeds the amount of cash held in the L/C Cash Collateral Account.

            (c) If at any time prior to the termination of the Tranche A Commitments, the outstanding Tranche A Loans exceed the Maximum Outstanding Amount then in effect (including, without limitation, by virtue of a reduction in the Maximum Outstanding Amount on the first day of a month), the Borrower, without notice or demand, shall immediately apply any such excess to the prepayment of the Tranche A Loans.

            (d) At any time prior to the Tranche A Repayment Date, within one Business Day after the receipt by the Borrower or any Guarantors of Net Cash Proceeds from any sale or other disposition of any Collateral outside the ordinary course of business (including without limitation, any causes of action), the Borrower shall apply an amount equal to such Net Cash Proceeds (without duplication), after giving effect to any deemed repayment of the Existing Lender Debt with such Net Cash Proceeds and deemed advance of Tranche B Loans in a like amount, FIRST to the prepayment in full of any outstanding Tranche A Loans, SECOND, to the payment in full of any Letter of Credit Outstandings constituting unreimbursed drawings under any Letters of Credit and THIRD to deposit in the L/C Cash Collateral Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings exceeds the amount of cash held in the L/C Cash Collateral Account. To the extent that the amount of such Net Cash Proceeds exceeds the amount applied pursuant to the immediately preceding clauses FIRST, SECOND and THIRD (such excess being referred to herein as the "EXCESS AMOUNT"), the Borrower may retain and use such Excess Amount in accordance with the terms of this Agreement; PROVIDED that, subject to subsection 4.8(e), upon the affirmative vote of the Required Tranche A Lenders, the Excess Amount shall not be retained by the Borrower but instead shall be applied to the prepayment of the Tranche B Loans. Unless otherwise agreed by the Required Tranche A Lenders, the Total Tranche A Commitment and the Maximum Outstanding Amount (for the month in which such Net Cash Proceeds were received and each month thereafter) shall be permanently reduced by the aggregate amount applied pursuant to clauses FIRST, SECOND and THIRD above and the Excess Amount retained by the Borrower pursuant to this subsection 4.8(d); PROVIDED that neither the Total Tranche A Commitment nor the Maximum Outstanding Amount shall be reduced by any Excess Amount applied to the prepayment of the Tranche B Loans in accordance with the proviso to the immediately preceding sentence. After the Tranche A Repayment Date, all Net Cash Proceeds shall be applied to the payment in full of the Tranche B Loans.

            (e) Prior to any prepayment before the Tranche A Repayment Date of Tranche B Loans to a Tranche B Lender in accordance with subsection 4.8(d), such Tranche B Lender shall have entered into indemnity, reimbursement and other agreements reasonably satisfactory to the Agent (or an order of the Bankruptcy Court shall have been entered reasonably satisfactory to the Agent) such that if the Tranche A Repayment Date has not occurred by the earliest of (x) the effective date of a Reorganization Plan, (y) the Maturity Date or (z) 60 days after the Termination Date, such Tranche B Lender shall, immediately upon demand, pay to the Agent (for the account of the Tranche A Lenders) an amount equal to the product of (A) a fraction, the numerator of which is the total of all Excess Amount prepayments received by such Tranche B Lender and the denominator of which is the total of all Excess Amount prepayments received by all Tranche B Lenders, TIMES (B) the amount required to cause the occurrence of the Tranche A Repayment Date, PROVIDED that no Tranche B Lender shall be liable for an amount in excess of the total of all Excess Amount prepayments received by such Tranche B Lender. After the Tranche A Repayment Date, each Tranche B Lender shall be subrogated to the rights of the Tranche A Lenders to the extent of its payment to the Agent under this subsection 4.8(e).

            (f) Upon the Termination Date, the Tranche A Commitments shall be terminated in full and the Borrower shall pay the Loans in full (including all accrued and unpaid interest thereon, fees and other Obligations in respect thereof) and, if there are any Letter of Credit Outstandings constituting undrawn Letters of Credit, the Borrower shall replace such Letter(s) of Credit, provide a "back-to-back" letter of credit or cash collateralize such Letter of Credit Outstandings, in each case in accordance with subsection 3.1(b).

            4.9. OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF LENDERS. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except for any breakage costs associated with Eurodollar Loans paid on any date other than the last day of the Interest Period therefor), upon irrevocable notice to the Agent (i) in the case of ABR Loans, one Business Day prior to such prepayment, PROVIDED that ABR Loans may be prepaid on the same day notice is given if such notice is received by the Agent prior to 12:00 noon, New York City time, or (ii) in the case of Eurodollar Loans, three Business Days prior to such prepayment, PROVIDED that, after giving effect to any prepayment of Eurodollar Loans, any outstanding Eurodollar Loans shall be in an amount in excess of $500,000. Such irrevocable notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of any such notice of prepayment the Agent shall notify each affected Lender thereof on the date of receipt of such notice. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.15. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Notwithstanding the foregoing provisions of this subsection 4.9, except to the extent set forth in subsection 4.8(d) no Tranche B Loans may be optionally prepaid prior to the Tranche A Repayment Date.

            4.10. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) If any Lender shall have determined that the adoption or effectiveness after the date hereof of any Requirement of Law regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency made subsequent to the date hereof, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitments hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (b) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

            (c) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

            4.11. PRO RATA TREATMENT, ETC. (a) All payments and repayments of principal and interest in respect of the Tranche A Loans (except as provided in subsections 4.10, 4.12 and 4.15), as the case may be, shall be made pro rata among the Tranche A Lenders in accordance with their respective Tranche A Commitment Percentages and all payments of Commitment Fees and all Letter of Credit Fees (other than those payable to the Issuing Bank) shall be made pro rata among the Lenders in accordance with their Tranche A Commitments. All payments and repayments of principal and interest in respect of the Tranche B Loans (except as provided in subsections 4.10, 4.12 and 4.15), as the case may be, shall be made pro rata among the Tranche B Lenders in accordance with their respective Tranche B Commitment Percentages.

            (b) All payments by the Borrower hereunder and under the Notes shall be made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full.

            4.12. TAXES. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower and the Borrower has received notice thereof as provided herein, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If, after the Borrower has been notified of an obligation to pay Non-Excluded Taxes, the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) Each Lender (and each Transferee) that is not incorporated or organized under the laws of the United States of America or a state thereof shall:

            (i) in the case of a Lender or a Transferee that is a "bank" under
      Section 881(c)(3)(A) of the Code;

                  (A) on or before the date it becomes a party to this Agreement
            (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder) and on or before the date, if any, such Lender (or Transferee) changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE") deliver to the Borrower and the Agent (y) two properly completed and duly executed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (z) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                  (B) deliver to the Borrower and the Agent two further properly completed and duly executed copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower or the Agent; and

                  (C) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower;

            (ii) in the case of a Lender or a Transferee that is not a "bank" under Section 881(c)(3)(A) of the Code:

                  (A) on or before the date it becomes a party to this Agreement
            (or, in the case of a Participant, on or the date such Participant becomes a Participant hereunder) deliver to the Borrower and the Agent (I) a statement under penalties of perjury that such Lender or Transferee (x) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (II) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form;

                  (B) deliver to the Borrower and the Agent two further properly completed and duly executed copies of such Form W-8, or any successor applicable form, on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower; and

                  (C) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by the Borrower or the Agent;

unless in any such case any change in law or regulation has occurred subsequent to the date such Lender (or Transferee) became a party to this Agreement (or in the case of a Participant, the date such Participant became a Participant hereunder) which renders all such forms inapplicable or which would prevent such Lender (or Transferee) from properly completing and executing any such form with respect to it and such Lender (or Transferee) so advises the Borrower and the Agent in writing no later than 15 calendar days before any payment hereunder or under any Note is due. Each such Lender (and each Transferee) shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9 delivered pursuant to subsection 4.12(b)(i), that it is entitled to an exemption from United States backup withholding tax.

            4.13. ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change after the date hereof in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended until such time as such Lender may again make and maintain Eurodollar Loans, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as ABR Loans, and all ABR Loans of such Lender that would otherwise be converted into Eurodollar Loans shall remain as ABR Loans. If any such conversion of a Eurodollar Loan is legally required to occur on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.15.

            4.14. REQUIREMENTS OF LAW. (a) If the adoption of or any change after the date hereof in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.12 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable. If any Lender requests compensation from the Borrower under this subsection 4.14(a) with respect to Eurodollar Loans, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make, convert into or continue Eurodollar Loans, until the event or condition giving rise to such compensation ceases to be in effect, in which event all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as ABR Loans, and all ABR Loans of such Lender that would otherwise be converted into Eurodollar Loans shall remain as ABR Loans, PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (b) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled as promptly as practicable, but in any event within 45 days after such Lender obtains actual knowledge thereof; PROVIDED, that if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this subsection in respect of any costs resulting from such event, only be entitled to payment under this subsection for costs incurred from and after the date that is 45 days prior to the date that such Lender does give such notice. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of same. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            4.15. INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto or (d) the making of, conversion into or continuation of Eurodollar Loans as ABR Loans pursuant to the last sentence of subsection 4.14(a). Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            4.16. CHANGE OF LENDING OFFICE. Each Lender agrees that if it makes any demand for payment under subsection 4.12(a) or 4.14, or if any adoption or change of the type described in subsection 4.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 4.12(a) or 4.14, or would eliminate or reduce the effect of any adoption or change described in subsection 4.13.

            4.17. FACILITY AND OTHER FEES. The Borrower shall pay the Fees described in the Fee Letter in accordance with the terms thereof.

            4.18. COMMITMENT FEES. The Borrower shall pay to the Lenders a commitment fee (the "COMMITMENT FEE") for the period commencing on the Petition Date to the Termination Date, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of 1/2 of 1% per annum on the average daily Available Tranche A Commitments. Such Commitment Fee, to the extent then accrued, shall be payable (w) on the Closing Date, (x) monthly, in arrears, on the last day of each calendar month, (y) on the Termination Date and (z) as provided in subsection 4.7 hereof, upon any reduction or termination in whole or in part of the Total Tranche A Commitment.

            4.19. LETTER OF CREDIT FEES. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Tranche A Lenders and the Issuing Bank a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of 2.5% on the face amount of such Letter of Credit and (ii) to the Issuing Bank such Issuing Bank's customary fees for issuance, amendment and processing referred to in subsection 3.1(f). Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last day of each calendar month and on the Termination Date. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Issuing Bank, the Borrower and the Agent.

            4.20. NATURE OF FEES. All Fees shall be paid on the dates due, in immediately available funds, to the Agent (for the respective accounts of the Agent and the Lenders), as provided herein and in the Fee Letter. Once paid, none of the Fees shall be refundable under any circumstances.

            4.21. PRIORITY AND LIENS. (a) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order (and the Final Order, as applicable), the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed Super-priority Claims, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all Collateral, including, without limitation, all cash maintained in the L/C Cash Collateral Account and any direct investments of the funds contained therein that is otherwise not encumbered by a valid and perfected Lien as of the Petition Date or after giving effect to the occurrence of the Existing Lender Debt Repayment Date, (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior Lien upon all Collateral (other than Collateral that is subject to existing Liens that, prior to the Existing Lender Debt Repayment Date, secure the Existing Obligations, as to which the Lien in favor of the Agent and the Lenders will be as described in clause (iv) of this sentence) that is subject to valid and perfected Liens in existence on the Petition Date or valid Liens perfected (but not granted) thereafter to the extent such post-Petition Date perfection in respect of a pre-Petition Date claim is expressly permitted under the Bankruptcy Code, and to other valid and perfected Liens which are senior (after giving effect to the Interim Order (and the Final Order, as applicable)) to the Liens granted to the Agent and the Lenders pursuant to the Interim Order (and the Final Order, as applicable) and (iv) prior to the Existing Lender Debt Repayment Date, pursuant to Section 364(d)(1) of the Bankruptcy Code, the Loans shall be secured by a perfected first priority, senior priming Lien on all Pre-Petition Collateral and any Property of the Debtors on which a Lien is granted after the Petition Date to provide adequate protection in respect of the Existing Lender Debt, subject and subordinate in each case with respect to subclauses (i) through (iv) above, only to (x) following the occurrence and during the continuance of a Default or an Event of Default, the payment (as the same may be due and payable) of professional fees and disbursements allowed by order of the Bankruptcy Court and incurred by the Borrower and any statutory committee of unsecured creditors appointed in the Cases and any disbursements of any member of such committee in an aggregate amount not to exceed $3,000,000 (in addition to compensation previously awarded whether or not paid) and (y) the payment of unpaid fees pursuant to 28 U.S.C. ss. 1930 and any fees payable to the Clerk of the Bankruptcy Court (collectively, the "CARVE-OUT"), PROVIDED, FURTHER, that following the Termination Date amounts in the L/C Cash Collateral Account shall not be subject to the Carve-Out. The Lenders agree that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Bankruptcy Code, as the same may be payable, and the amounts so paid shall not reduce the Carve-Out. The Liens and Super-priority Claims granted to the Tranche A Lenders to secure the Total Tranche A Outstandings shall be senior and prior to the Liens and Super-priority Claims granted to secure the Tranche B Loans.

            (b) As to all Collateral, including without limitation, all real property the title to which is held by the Borrower or any Guarantor, or the possession of which is held by the Borrower or any Guarantor pursuant to leasehold interest, each of the Borrower and the Guarantors hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent all of the right, title and interest of the Borrower and such Guarantor in all of such Collateral, including without limitation, all owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and each Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens granted in favor of the Agent (on behalf of the Lenders) in all of the Collateral shall be perfected without the recordation of any Uniform Commercial Code financing statements, notices of Lien or other instruments of mortgage or assignment. Each of the Borrower and the Guarantors further agrees that (i) the Agent shall have rights and remedies set forth in
Section 12 in respect of the Collateral and (ii) if requested by the Agent, each of the Borrower and the Guarantors shall enter into separate security agreements, pledge agreements and fee and leasehold mortgages with respect to such Collateral on terms reasonably satisfactory to the Agent.

            (c) The Borrower and the Guarantors acknowledge and agree that, as adequate protection for the Existing Lenders' interests in the Liens that are being primed as set forth in subsection 4.21(a)(iv) and the imposition of the automatic stay pursuant to Section 362(a) of the Bankruptcy Code, the Existing Lenders shall, pursuant to the Interim Order (and the Final Order, as applicable), receive during the period from the date of entry of the Interim Order until the Existing Lender Debt Repayment Date (i) a Super-priority Claim junior only to the Super-priority Claim granted to the Agent and the Lenders,
(ii) a replacement Lien on the Collateral having a priority immediately junior to the priming and other Liens granted in favor of the Agent and the Lenders hereunder and under the other Loan Documents and the Orders (subject and subordinate, in the case of clauses (i) and (ii) above, to the Carve-Out and valid and perfected Liens which are senior (after giving effect to the Interim Order (and the Final Order, as applicable)) to the Liens granted to the Agent and the Lenders pursuant to the Interim Order (and the Final Order, as applicable), (iii) the payment on the Closing Date and on the Existing Lender Debt Repayment Date of all accrued but unpaid interest on the Existing Lender Debt and all other fees, costs and charges owing in respect thereof under the Existing Credit Agreement on each such date and (iv) cash payments on the first Business Day of each month prior to the Existing Lender Debt Repayment Date in an amount equal to interest due on the Existing Lender Debt at the non-default rate determined in accordance with subsection 4.1 of the Existing Credit Agreement.

            4.22. SECURITY INTEREST IN CONCENTRATION ACCOUNT AND L/C CASH COLLATERAL ACCOUNT. Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent (for the benefit of the Lenders), and hereby grant to the Agent (for the benefit of the Lenders) a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Concentration Account and any direct investment of the funds contained therein and the L/C Cash Collateral Account and any direct investment of the funds contained therein.

            4.23. PAYMENT OF OBLIGATIONS. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

            4.24. NO DISCHARGE; SURVIVAL OF CLAIMS. Each of the Borrower and the Guarantors agrees that to the extent its Obligations hereunder are not satisfied in full, (i) its Obligations arising hereunder shall not be discharged by the entry of a Confirmation Order (and each of the Borrower and the Guarantors pursuant to Section 1141(d) (4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Super-priority Claim granted to the Agent and the Lenders pursuant to the Orders and described in subsection 4.21 and the Liens granted to the Agent pursuant to the Orders and described in subsection 4.21 shall not be affected in any manner by the entry of a Confirmation Order.

                                   SECTION 5
                        REPRESENTATIONS AND WARRANTIES

            In order to induce the Lenders to make the Tranche A Extensions of Credit and the Tranche B Loans hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

            5.1. ORGANIZATION AND AUTHORITY. Each of the Borrower and the Guarantors (i) is a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; (ii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), has the requisite corporate power and authority to effect the transactions contemplated hereby and by the other Loan Documents, and (iii) subject to the entry by the

Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

            5.2. DUE EXECUTION. Upon entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party, and the commencement of the Cases (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Petition Date, any provision of any security issued by the Borrower or any Guarantor after the Petition Date or any material lease, agreement, instrument or other undertaking entered into after the Petition Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority (other than the entry of the Orders). Upon entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.

            5.3. STATEMENTS MADE. The statements, written or oral, which have been made by the Borrower or any of the Guarantors to the Agent, any of the Lenders (solely in their capacity as a Lender hereunder) or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contain no untrue statement of a material fact and do not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such written statements constitute projections, such projections were prepared in good faith on the basis of assumptions and information believed by the Borrower or such Guarantor to be valid and accurate in all material respects at the time such projections were furnished to the Lenders.

            5.4. FINANCIAL STATEMENTS. The Borrower has furnished the Lenders with copies of the consolidated unaudited balance sheets of Holding and its consolidated Subsidiaries as at October 25, 1997, and the related consolidated unaudited statements of operations, changes in stockholder's equity and cash flows of Holding and its consolidated Subsidiaries for the nine-month period then ended. All such financial statements fairly present the consolidated financial condition of Holding and its consolidated Subsidiaries as at such dates and the consolidated results of their operations for the fiscal periods ended on such dates (subject to year-end audit adjustments) all in accordance with GAAP applied on a consistent basis. None of Holding or its consolidated Subsidiaries has on the date hereof any material contingent liabilities not incurred in the ordinary course of business, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or provided in the balance sheet as at October 25, 1997 referred to above or taxes accrued in the ordinary course of business since such date. Except as set forth on Schedule 5.4, since October 25, 1997, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole, of the Borrower and its Restricted Subsidiaries from that set forth in the financial statements as at such date referred to above, other than (a) those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code or (b) the commencement of the Cases.

            5.5.  SUBSIDIARIES, INVESTMENTS, ETC.

            (a) Set forth in Part A of Schedule 5.5 is a complete and correct list, as of the date hereof, of all of the Jobber Subsidiaries and the Restricted Subsidiaries of the Borrower and each Restricted Subsidiary, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule 5.5 hereto, (x) each of the Borrower and its Restricted Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule 5.5 hereto, (y) all of the issued and outstanding Capital Stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

            (b) Set forth in Part B of Schedule 5.5 is a complete and correct list, as of the date of this Agreement, of all investments (of the type referred to in subsection 8.10) (other than investments disclosed in Part A of such Schedule hereto) held by the Borrower or any of its Subsidiaries in any Person and, for each such investment, (x) the identity of the Person or Persons holding such investment and (y) the nature of such investment. Except as disclosed in Part B of Schedule 5.5 hereto, each of the Borrower and its Subsidiaries owns, free and clear of all Liens, all such investments.

            5.6.  TITLE TO ASSETS; LIENS.

            (a) The Borrower and its Restricted Subsidiaries will own and have good and marketable title (subject only to Permitted Liens) to the Properties shown to be owned by the Borrower and its Restricted Subsidiaries in the balance sheet as at October 25, 1997 referred to in subsection 5.4). Each of the Borrower and its Restricted Subsidiaries owns and has on the date hereof good and marketable title to, and enjoys on the date hereof peaceful and undisturbed possession of, all Properties (subject only to Permitted Liens that are necessary for the operation and conduct of its businesses).

            (b) There are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Liens in favor of the Existing Lenders as reflected on Schedule 5.6, (ii) pledges of the capital stock of the Restricted Subsidiaries of the Borrower or any Guarantor pursuant to the Existing Credit Agreement as reflected on Schedule 5.6; (iii) Liens existing on the Petition Date as reflected on Schedule 5.6; (iv) Permitted Liens; and (v) Liens in favor of the Agent and the Lenders and (vi) Liens in favor of the Pre-Petition Agent and the Existing Lenders, granted pursuant to the Orders and subsection 4.21(c). Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument entered into after the Petition Date the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor in violation of this Agreement.

            5.7. APPROVALS. Except for the Interim Order (and the Final Order, when applicable), no Authorizations of any Governmental Authority, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower or any Guarantor of the Loan Documents to which the Borrower or any such Guarantor is a party, or for the legality, validity or enforceability hereof or thereof.

            5.8.  MATERIAL AGREEMENTS AND LIENS.

            (a) Schedule 5.8 hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, vendor supply agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of the Guarantors the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in such Schedule 5.8.

            (b) Schedule 5.6 hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $250,000 and covering any Property of the Borrower or any of the Guarantors, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Schedule 5.6.

            5.9. THE ORDERS. On the date of the making of the initial Tranche A Extension of Credit or the making of the initial Tranche B Loans hereunder, the Interim Order shall have been entered and shall not have been stayed, amended, vacated, reversed, rescinded or otherwise modified in any respect (except as expressly permitted under this Agreement). On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been stayed, amended, reversed, vacated, rescinded or otherwise modified in any respect.

            5.10. COMPLIANCE WITH LAW. Neither the Borrower nor any Guarantor is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole.

            5.11. USE OF PROCEEDS. The Tranche A Loans and the Letters of Credit shall be used to fund Inventory purchases and for general corporate purposes of the Borrower and its Restricted Subsidiaries, in accordance with the terms of this Agreement. Prior to the Existing Lender Debt Repayment Date, the proceeds of the Tranche B Loans shall be used to fund Inventory purchases and for general corporate purposes of the Borrower and its Restricted Subsidiaries, in accordance with the terms of this Agreement and, on the Existing Lender Debt Repayment Date, to repay in full the Existing Lender Debt.

            5.12. LITIGATION. Except as set forth on Schedule 5.12, there are no unstayed legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or (to the knowledge of the Borrower) threatened against the Borrower or any Guarantor which would have a Material Adverse Effect or that seek to enjoin or delay any of the transactions contemplated hereby.

            5.13. FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-e or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

            5.14. TAXES. The Borrower and its Restricted Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which Holding is the "common parent" (within the meaning of Section 1504 of the Code). The Borrower and its Restricted Subsidiaries have filed or have requested from the appropriate taxing authorities extensions to file (in each case, either directly or indirectly through Holding) all tax returns that are required to be filed by the Borrower and its Restricted Subsidiaries and have paid (either directly or indirectly through Holding) all taxes shown to be due pursuant to such return or pursuant to any assessment received by the Borrower or any of its Restricted Subsidiaries and all other taxes, fees and other charges imposed by any Governmental Authority as set forth on Schedule 5.6 or except for any taxes that are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of taxes and other governmental charges are in accordance with GAAP and are, in the opinion of the Borrower, adequate. The Borrower has not given or been requested to give a waiver of the statue of limitations relating to the payment of Federal, state, local or foreign taxes or other impositions.

            5.15. ERISA. Each Plan, and, to the knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lenders under subsection 7.2(h).

            5.16. ENVIRONMENTAL MATTERS. Each of the Borrower and the Guarantors has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and the Guarantors is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect. In addition, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any Guarantor to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any Guarantor or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or release of any Hazardous Materials generated by the Borrower or any Guarantor, except to the extent any such matter would not (either individually or in the aggregate) have a Material Adverse Effect. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any Guarantor in relation to any site or facility now or previously owned, operated or leased by the Borrower or any Guarantor that have not been made available to the Lenders.

            5.17. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT; OTHER REGULATIONS. Neither of the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Guarantor is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness, except the continuing jurisdiction of the Bankruptcy Court in the Cases.

            5.18. INTELLECTUAL PROPERTY. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which would not be reasonably expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim, and the use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

            5.19. YEAR 2000 COMPLIANCE PROGRAM. The Borrower and its Restricted Subsidiaries are in the process of implementing a year 2000 compliance program.

            5.20. INSURANCE. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as in the reasonable opinion of the Borrower, is sufficient and as is customarily carried by companies of the size and character of the Borrower and the Guarantors. Except for any insurance relating to the real property or equipment leased by the Borrower or any of the Guarantors which, pursuant to such real property or equipment lease agreement, may not be made payable to the Agent or name the Agent as an additional insured, all such (i) property insurance shall be payable to the Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Agent and the Lenders and (ii) liability insurance shall name the Agent as an additional insured for the benefit of the Agent and the Lenders.

                                   SECTION 6
                             CONDITIONS PRECEDENT

            6.1. CONDITIONS TO INITIAL LOANS AND INITIAL LETTERS OF CREDIT. The obligation of each Lender or the Issuing Bank to make its initial Loan or issue or participate in any Letter of Credit is subject to the satisfaction, immediately prior to or currently with making of such Loan or the issuance of such Letter of Credit, as the case may be, on the Closing Date, of the following conditions precedent:

            (a) LOAN DOCUMENTS. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Guarantor, with a counterpart for each Lender and (ii) for the account of each Lender, a Note or Notes (to the extent requested in writing by such Lender) conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

            (b) CORPORATE DOCUMENTS AND PROCEEDINGS. The Agent shall have received for each of the Borrower and the Guarantors:

                   (i) a copy of the certificate of incorporation of the
            Borrower and each Guarantor, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

                  (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity set forth in clause (i) above and as to the charter documents on file in the office of such Secretary of State; and

                  (iii) a certificate of the Secretary or an Assistant Secretary of each entity set forth in clause (i) above dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, substantially in the form of Exhibit D, certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Notes to be executed by it, the Loan Documents and any other documents required or contemplated hereunder or thereunder, the granting of the security interests contemplated hereby, the filing of the Cases and any other matters as requested by the Agent, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement, the Notes to be executed by it and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

            (c) INTERIM ORDER. At the time of the making of the initial Loans or at the time of the issuance of the initial Letter of Credit, whichever first occurs but in any event no later than 15 days after the Petition Date, the Agent shall have received, with a copy for each Lender, a copy of the Interim Order approving the Loan Documents and granting the Super-priority Claim status and Liens described in subsection 4.21 and finding that the Lenders are extending credit to the Borrower in good faith within the meaning of Section 364(e) of the Bankruptcy Code which
      (i) shall be in form and substance satisfactory to the Agent, the Lenders and counsel to the Agent, (ii) shall have been entered upon an application of the Borrower and the Guarantors reasonably satisfactory in form and substance to the Agent, (iii) shall be in full force and effect and (iv) shall not have been stayed, reversed, vacated or rescinded or, without the consent of the Required Lenders, modified or amended in any respect and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal. For the purposes of satisfying the condition precedent set forth in subsection 6.3 to the making of the remaining Tranche B Loans on the date of entry of the Final Order, the above references to the "Interim Order" shall be deemed references to the "Final Order".

            (d) PAYMENT OF FEES. The Borrower shall have paid to the Agent and each Lender the then unpaid balance of all accrued and unpaid Fees and expenses owed under and pursuant to this Agreement.

            (e) ADEQUATE PROTECTION PAYMENT. The Borrower shall have paid all accrued but unpaid interest on the Existing Lender Debt and all other fees, costs and charges owing in respect thereof under the Existing Credit Agreement.

            (f) BUDGET. The Agent and the Lenders shall have received a budget covering the period from the Petition Date through the Maturity Date and other cash flow and financial projections that itemize on a monthly basis all material expenditures proposed to be made during the term of this Agreement, in form and substance reasonably satisfactory to the Agent and the Financial Advisor.

            (g) INFORMATION. The Agent and the Tranche A Lenders shall have received such information (financial or otherwise) as may be reasonably requested by the Agent or the Tranche A Lenders and the Agent and the Tranche A Lenders shall have completed, and shall be satisfied with the results of, all due diligence deemed necessary by each of them.


            (h) OPINION OF COUNSEL TO THE BORROWER. The Agent shall have received, with a copy for each Lender, the following executed legal opinions of counsel, reasonably acceptable to the Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs:

                      (i) the executed legal opinion of Willkie Farr &
            Gallagher, special counsel to the Borrower and the Guarantors, substantially in the form of Exhibit C-1; and

                     (ii) the executed legal opinion of E. Eugene Lauver,
            general counsel for the Borrower and the Guarantors, substantially in the form of Exhibit C-2.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

            (i) CRISIS MANAGER. The Borrower shall have retained (subject to Bankruptcy Court approval) the Crisis Manager to perform the functions set forth in subsection 8.18 and the Agent and the Lenders shall have received an engagement letter for the Crisis Manager in form and substance satisfactory to the Agent and the Required Lenders.

            (j) FIRST DAY ORDERS. All orders submitted to the Bankruptcy Court on or about the Petition Date shall be in form and substance reasonably satisfactory to the Agent, including providing for the continuation of the pre-Petition Date cash management system of the Borrower and the Guarantors with Chase.

            (k) LIEN SEARCHES. The Agent shall have received Uniform Commercial Code searches conducted in the jurisdictions in which the Borrower and the Guarantors conduct business, reasonably satisfactory to the Agent (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of liens and encumbrances on the assets of the Borrower and the Guarantors other than Permitted Liens.

            (l) WORKING CAPITAL CERTIFICATE. The Agent shall have received, with a counterpart or conformed copy for each Lender, a Working Capital Certificate certified by a Responsible Officer of the Borrower as true and correct in all material respects and setting forth the information to be delivered pursuant to subsection 7.2(c).

            (m) ADEQUATE PROTECTION. At the time of the making of the initial Loans or at the time of the issuance of the initial Letter of Credit, whichever first occurs but in any event no later than 15 days after the Petition Date, the Agent shall have received, with a copy for each Lender, a copy of an order or orders of the Bankruptcy Court in form and substance reasonably satisfactory to the Agent pursuant to Section 363(c)(2)(B) of the Bankruptcy Code providing for Super-priority Claims, Liens and other adequate protection contemplated by subsection 4.21(c), which Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect. The Liens and claims described in this subsection, and the other rights granted in respect of the use of the Existing Lenders' Cash Collateral, may be contained in one or more of the Orders.

            (n) INVENTORY. The Agent shall be satisfied that the Inventory of the Borrower is located at such places and in the amounts heretofore represented by the Borrower to the Agent.

            (o) INSURANCE. The Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 5.20 shall have been satisfied.

            6.2. CONDITIONS TO EACH LOAN AND EACH LETTER OF CREDIT. The obligation of the Lenders to make each Tranche A Extension of Credit, including the initial Tranche A Extension of Credit, is subject to the following conditions precedent:

            (a) NOTICE. The Agent shall have received a borrowing notice (of the type described in subsection 2.2) or the Issuing Bank shall have received an L/C Application, as the case may be, in accordance with Section 3.

            (b) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Tranche A Borrowing or of the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date), including that there shall not have occurred any Material Adverse Effect since the Petition Date.

            (c) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to such Loan to be made or such Letter of Credit to be issued on such Borrowing Date.

            (d) BANKRUPTCY COURT APPROVAL. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect or, if the date of such requested Tranche A Extension of Credit is more than 30 days after the Closing Date or if the amount of such requested Tranche A Extension of Credit, when added to the amount of Total Tranche A Outstandings, would exceed the maximum amount authorized pursuant to the Interim Order, the Final Order shall have been entered, which Final Order shall be in full force and effect, shall not have been stayed, reversed, vacated or rescinded or, without the consent of the Required Lenders, modified or amended in any respect and shall be in form and substance satisfactory to the Agent, the Tranche A Lenders and counsel to the Agent and, if the Interim Order or the Final Order, as the case may be, is the subject of a pending appeal in any respect, neither the making of such Tranche A Extension of Credit nor the performance by the Borrower of any of its obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein or therein shall be the subject of a then effective stay pending appeal.

            (e) BORROWING CERTIFICATE. In the case of each Tranche A Extension of Credit, the Agent shall have received, with a copy for each Lender, a certificate (a "BORROWING CERTIFICATE") executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit E, certifying that
      (i) the proposed Tranche A Extension of Credit and its intended use are consistent with the terms of this Agreement and are necessary, after utilization and application of the Borrower's and the Guarantors' available cash, in order to satisfy the Borrower's obligations in the ordinary course of business or as otherwise permitted under this Agreement, (ii) the Borrower and each Guarantor has observed or performed all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the Interim Order or the Final Order (as applicable) to be observed, performed or satisfied by the Borrower or such Guarantor, (iii) if the requested Tranche A Extension of Credit is a Tranche A Loan, the making of such Tranche A Loan would not cause the then outstanding aggregate Tranche A Loans to exceed the then applicable Maximum Outstanding Amount and (d) such officer has no knowledge of any Default or Event of Default except as specified in such Borrowing Certificate.

            (f) PAYMENT OF FEES. The Borrower shall have paid to the Agent and the Lenders the then unpaid balance of all accrued and unpaid Fees, expenses and other amounts then due and payable under and pursuant to this Agreement.

            (g) TRANCHE B UTILIZATION. In the case of any Tranche A Extension of Credit on or after the date of entry of the Final Order, the Tranche B Commitments shall have been utilized to borrow Tranche B Loans to pay in full the Existing Lender Debt.

            (h) YEAR 2000 COMPLIANCE PROGRAM. The Agent shall be reasonably satisfied with the Borrower's year 2000 compliance program.

The request by the Borrower for, and the acceptance by the Borrower of, each Tranche A Extension of Credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this subsection for the making of such Tranche A Extension of Credit shall have been satisfied at that time.

            6.3. CONDITIONS TO REMAINING TRANCHE B LOANS. The obligation of the Lenders to utilize the remaining Tranche B Commitments to make Tranche B Loans on the date of the entry of the Final Order shall be subject to satisfaction of the condition precedent contained in subsection 6.1(c), as deemed modified by the last sentence thereof.


                                   SECTION 7
                             AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees with the Lenders and the Agent that, so long as any Commitments remain in effect, any Note or any Letter of Credit Outstandings remain outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Restricted Subsidiaries to:

            7.1. FINANCIAL STATEMENTS. Furnish to each Lender:

            (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of Holding and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, changes in common stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception (other than with respect to the Cases), or qualification arising out of the scope of the audit, by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing;

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of Holding and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations, changes in common stockholders' equity and cash flows of Holding and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth, in the case of such consolidated balance sheet, in comparative form the figures as at the end of the previous fiscal year and, in the case of such consolidated statements of operations and cash flows, in comparative form the figures for the corresponding period of the previous fiscal year, certified by a Responsible Officer of Holding and the Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments); and

            (c) as soon as available, but in any event not later than 20 Business Days after the end of each fiscal month of each fiscal year of the Borrower, a copy of the unaudited consolidated and consolidating balance sheets of Holding and its consolidated Subsidiaries as of the end of such month and the related unaudited consolidated and consolidating statement of operations and consolidated statement of cash flows, setting forth, in the case of such consolidated balance sheet, in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant period and the figures as at the end of the corresponding fiscal month of the previous fiscal year and, in the case of such consolidated statements of operations and cash flows, in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant period and the figures for the corresponding fiscal month of the previous year, certified by a Responsible Officer of Holding and the Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments);

all such financial statements shall be (and, in the case of financial statements delivered pursuant to subsections 7.1(b) and (c) above, shall be certified by a Responsible Officer of Holding and the Borrower as being) complete and correct in all material respects in conformity with GAAP and shall be (and, in the case of financial statements delivered pursuant to subsections 7.1(b) and (c) above, shall be certified by a Responsible Officer of Holding and the Borrower as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of the financial statements delivered pursuant to subsections 7.1(b) and (c), for the absence of certain notes).

            7.2. CERTIFICATES; OTHER INFORMATION. Furnish to the Agent and each
Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a), (b) and (c), a certificate of a Responsible Officer of the Borrower (i) stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate and (ii) setting forth the calculations required to determine compliance with the covenants set forth in subsections 8.1(a) and 8.9;

            (c) on or prior to the fifteenth Business Day following the tenth and twenty-fifth days of each calendar month, a certificate in the form of Exhibit F-1 hereto (a "WORKING CAPITAL CERTIFICATE"), certified by a Responsible Officer of the Borrower as true and correct, setting forth the Excess Working Capital and the amount of each of the elements thereof, in each case as of such tenth or twenty-fifth day of such calendar month (or in the case of January, as of the tenth and the last Saturday of January), as applicable, including an aging schedule of Accounts. In addition, the Borrower shall furnish to the Agent the information set forth in Exhibit F-2 hereto, with any deviations therefrom to be approved by the Agent, which approval shall not be unreasonably withheld;

            (d) to the Agent with a copy for each Lender, each Wednesday, commencing on the first Wednesday following the Closing Date, (i) a forecast of the consolidated cash flow clearings, cash balances at Chase and line availability of the Borrower and its Restricted Subsidiaries for the period of four consecutive calendar weeks beginning in the week in which the applicable Wednesday occurs together with a comparison of the actual cash flows, cash balances and line availability of the Borrower and its Restricted Subsidiaries for the immediately preceding week to the most recently forecasted cash flows of the Borrower and its Restricted Subsidiaries for the week in which such Wednesday occurs, (ii) a Jobber count report, and (iii) for the week ending the prior Saturday (A) a net sales flash report, (B) a Distribution Center service level report and (C) a post-Petition Date trade payables report, in each case with respect to this clause (iii), substantially in the form delivered to the Financial Advisor prior to the Petition Date.;

            (e) within five days after the same are sent, copies of all financial statements and reports which Holding or the Borrower sends to its securityholders, and within five days after the same are filed, copies of all financial statements and periodic reports which Holding or the Borrower may file with the Securities and Exchange Commission or any successor Governmental Authority;

            (f) concurrently with the delivery of the monthly financial statements referred to in subsection 7.1(c), a report certified by a Responsible Officer of the Borrower in form reasonably satisfactory to the Agent (i) setting forth, for each Obligor to whom AFCO has made advances, loans, extensions of credit or capital contributions or for whom AFCO has arranged a Letter of Credit which are outstanding at such time, (A) the original amount of such advance, loan, extension of credit, capital contribution or Letter of Credit, (B) the amount of such advance, loan, extension of credit, capital contribution or Letter of Credit then outstanding and (C) the amount of any such advance, loan, extension of credit, capital contribution or the obligation in respect of which such Letter of Credit has been issued which is then past due and owing, and in each case showing the aggregate amounts for all such Obligors, (ii) setting forth a principal and interest aging analysis with respect to the aggregate amount of all such advances, loans or extensions of credit,
      (iii) setting forth the aggregate amount of post-Petition Date AFCO Investments made and DC Notes issued during the applicable month and during the period from February 1, 1998 to the end of such month (and the outstanding principal balance of the DC Notes) and (iv) demonstrating compliance with subsection 8.11 as of the end of such month;

            (g) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a report certified by a Responsible Officer of the Borrower in form reasonably satisfactory to the Agent setting forth the aggregate amount of all losses realized or recorded by AFCO during the period covered by such financial statements with respect to loans or other extensions of credit made by AFCO;

            (h) as soon as possible, and in any event within ten days after the Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Officer setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                   (i) any reportable event, as defined in Section 4043(b) of
            ERISA and the regulations issued thereunder, with respect to a Plan (other than a reportable event described in Section 4043(c)(10) of ERISA), as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standards of Section 412 of the Code or
            Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                  (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                  (iii) the institution by PBGC of proceedings under Section
            4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal from a Multiemployer
            Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                   (v) the institution of a proceeding by a fiduciary of any
            Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                  (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of such Sections;

            (i) promptly after the Borrower knows or has reason to believe that any Default or Event of Default has occurred, a notice of such Default or Event of Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a certificate of a Responsible Officer as to the action that the Borrower has taken or proposes to take with respect thereto;

            (j) promptly following the delivery thereof to the Borrower or Holding, or the Board of Directors or management of the Borrower or Holding, a copy of any management letter or report by independent public accountants with respect to the financial condition, operations, business or prospects of the Borrower and its Restricted Subsidiaries;

            (k) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower or any of its Restricted Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Agent may reasonably request;

            (l) to counsel to the Agent, promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court or the United States Trustee in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases; and

            (m) promptly upon request, such additional financial and other information as the Agent or any Lender may from time to time reasonably request.

            7.3. PAYMENT OF OBLIGATIONS. Except as excused by the Bankruptcy Code or by an applicable order of the Bankruptcy Court, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature that constitute administrative expenses under Section 503(b) of the Bankruptcy Code in the Cases, except, so long as no material Property or assets (other than money for such obligation and the interest or penalty accruing thereon) of the Borrower or any of its Restricted Subsidiaries is in danger of being lost or forfeited as a result thereof, no such obligation need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Restricted Subsidiaries, as the case may be.

            7.4. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5, and subject to the effect of the Cases, comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

            7.5. MAINTENANCE OF PROPERTY; INSURANCE. Keep all Property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried.

            7.6. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Agent and any Lender to visit and inspect any of its Properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, Properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Restricted Subsidiaries and with its independent certified public accountants.

            7.7. NOTICES. Promptly give notice to the Agent, with a copy for each Lender of:

            (a)   the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any post-Petition Date Contractual Obligation of the Borrower or any of its Restricted Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Restricted Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

            (c) any post-Petition Date litigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

            (d) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Restricted Subsidiaries taken as a whole, other than changes which result solely from the commencement of the Cases.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

            7.8. ENVIRONMENTAL LAWS. (a) Comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

            (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Restricted Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

            7.9. COLLATERAL AUDIT. Permit employees, representatives and/or agents of the Agent, from time to time at the Agent's reasonable request, during normal business hours, to enter into the premises of the Borrower and the Restricted Subsidiaries to conduct an audit of the assets of the Borrower and the Restricted Subsidiaries that comprise the Collateral, the reasonable cost and expense of which will be borne by the Borrower; PROVIDED that, so long as no Event of Default shall have occurred and be continuing, no more than two such requests shall be made during the initial term of this Agreement.

            7.10. EMPLOYEE BENEFITS. Comply in all material respects with the applicable provisions of ERISA and the Code, the failure of which would result in a Material Adverse Effect.

            7.11. LITIGATION AND OTHER MATERIAL DEVELOPMENTS. The Borrower will promptly give to each Lender notice (as soon as it knows or has reason to know thereof) of:

            (a) any pending or threatened litigation involving the Borrower or any Guarantor which would have a Material Adverse Effect;

            (b) all other legal or arbitral proceedings, and all other proceedings by or before any Governmental Authority, and any material development in respect of such legal or other proceedings, involving the Borrower or any Guarantor, except proceedings which, if adversely determined, would not have a Material Adverse Effect.

            7.12. INSURANCE. Maintain with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, insurance against loss, damage and liability of the kinds and in the amounts (and with such deductibles) customarily maintained by such corporations, including, without limitation, property damage that names the Agent as the loss payee of any such policy covering damage to tangible property of the Borrower and its Restricted Subsidiaries.

            7.13. FURTHER ASSURANCES. At the cost and expense of the Borrower, execute and file all such further documents and instruments, and perform such other acts, as the Agent may reasonably determine are necessary or advisable to maintain the Liens granted to the Agent in connection with this Agreement and the Orders and to maintain the priority of such Liens purported to be granted pursuant to this Agreement and the Orders. Without limiting the generality of the foregoing, the Borrower and the Guarantors shall assist the Agent and the Lenders in the preparation and filing of any Uniform Commercial Code financing statements reasonably requested by the Agent.

            7.14. NEW FACILITY. If the Tranche A Loans are refinanced on or before the Maturity Date pursuant to a new facility (the "NEW FACILITY"), then the Maturity Date of the Tranche B Loans shall be automatically extended until the earliest to occur of (i) the stated maturity of the New Facility, (ii) the Termination Date or (iii) the effective date of a Reorganization Plan, PROVIDED that (a) on the closing date of the New Facility, no Default or Event of Default shall have occurred and be continuing under this Agreement, (b) the Borrower shall have given the Lenders a reasonable opportunity to continue to provide post-petition financing on terms no less favorable than as contemplated by the New Facility, (c) the Borrower shall have delivered to the Agent and the Tranche B Lenders a new budget (and proposed financial covenants) for the period through such new stated maturity, in form and substance reasonably satisfactory to the Financial Advisor and the Agent and (d) either (x) the Required Tranche B Lenders shall have consented to the New Facility or (y) the Bankruptcy Court shall have approved the New Facility and determined (after giving effect to any relief granted by the Bankruptcy Court in connection with such approval) that the Tranche B Lenders' rights in respect of the Tranche B Loans, Liens and Super-priority Claims are not then, and will not be, adversely affected by (and will otherwise be adequately protected after giving effect to) the substitution of the New Facility for the Tranche A Loans.

                                   SECTION 8
                              NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit Outstandings remain outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly (and in the case of subsection 8.20, Holding agrees that, during such period, it shall not directly or indirectly):

            8.1.  FINANCIAL CONDITION COVENANTS.

            (a) EBITDA. Permit EBITDA of Holding and its consolidated Subsidiaries, on a rolling cumulative basis for the period from February 1, 1998 through the last day of each fiscal month of the Borrower set forth below, to be less than the amount specified opposite such month:

            PERIOD ENDING                       EBITDA

           February 1998                        ($ 8,000,000)
              March 1998                        ($10,000,000)
              April 1998                        ($12,000,000)
                May 1998                        ($12,000,000)
               June 1998                        ($12,000,000)

               July 1998                        ($11,000,000)
             August 1998                        ($ 9,000,000)
          September 1998                        ($ 8,000,000)
            October 1998                        ($ 7,000,000)
           November 1998                        ($ 6,000,000)
           December 1998                        ($ 6,000,000)
            January 1999                        ($ 4,000,000)

            (b) EXCESS WORKING CAPITAL. Permit Excess Working Capital, calculated based on figures contained in the most recent Working Capital Certificate, at any time during each month set forth below to be less than the amount specified opposite such month:

            PERIOD ENDING                       EXCESS WORKING CAPITAL

           February 1998                        $121,000,000
              March 1998                        $108,000,000
              April 1998                        $102,000,000
                May 1998                        $100,000,000
               June 1998                        $ 98,000,000
               July 1998                        $ 96,000,000
             August 1998                        $ 96,000,000
          September 1998                        $ 94,000,000
            October 1998                        $ 94,000,000
           November 1998                        $ 93,000,000
           December 1998                        $ 89,000,000
            January 1999                        $ 83,000,000

; PROVIDED that the Working Capital Certificates delivered in respect of February 10, 1998 and March 10, 1998 shall be for informational purposes only and shall not be used for purposes of determining compliance with this subsection 8.1(b).

            8.2. LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness of the Borrower under this Agreement and the other Loan Documents;

            (b) Indebtedness of the Borrower outstanding on the Petition Date and reflected on Schedule 8.2(b), but excluding the refinancing of any such Indebtedness;

            (c) Indebtedness incurred subsequent to the date hereof secured by purchase money Liens, and Indebtedness evidenced by capitalized leases, in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

            (d) Indebtedness of the Borrower and any of its Restricted Subsidiaries incurred to finance the premiums for insurance policies in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, or representing obligations in respect of deductibles, self-insured retention amounts or reimbursement obligations in respect of amounts incurred or paid by an insurance company under any insurance program in effect on the date hereof or instituted after the date hereof consistent with past practice;

            (e) Indebtedness constituting Guarantee Obligations permitted pursuant to clause (ii) of subsection 8.4; and

            (f) Indebtedness of the Borrower to any Guarantor, or any Guarantor to the Borrower or any other Guarantor; PROVIDED that any such material Indebtedness shall be evidenced by a promissory note which shall be pledged collaterally to the Agent.

            8.3. LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens existing on the Petition Date and listed on Schedule 5.6;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance or other social security benefits;

            (d) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to its financial condition, adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Guarantors, as the case may be, in accordance with GAAP;

            (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, replevin bonds, and other obligations of a like nature incurred in the ordinary course of business;

            (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

            (g) deposits for the benefit of trade vendors to secure the payment of the purchase price of Inventory of the Borrower or any of its Restricted Subsidiaries;

            (h) Liens created pursuant to this Agreement and the Orders;

            (i) Liens securing Indebtedness of the Borrower or its Restricted Subsidiaries permitted by subsection 8.2(c) incurred to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens securing such Indebtedness do not at any time encumber any property other than the property financed by such Indebtedness and (ii) except as to capitalized leases, the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such assets; and

            (j) Liens securing Indebtedness of the Borrower or its Restricted Subsidiaries permitted by subsection 8.2(d) incurred to finance the premiums for insurance policies, PROVIDED that such Liens are limited to the premiums financed with such Indebtedness.

            8.4. LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except (i) Guarantee Obligations in existence on the Petition Date and listed on Schedule 8.4, (ii) Guarantee Obligations incurred in the ordinary course of business and consistent with past practices relating to inventory and merchandise repurchase agreements with operators of automotive parts warehouses or stores (including Jobber Subsidiaries) or third party creditors of such operators and (iii) Guarantee Obligations otherwise permitted under this Agreement.

            8.5. LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

            (a) Any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Restricted Subsidiaries of the Borrower (PROVIDED that the wholly owned Restricted Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

            (b) any wholly owned Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Restricted Subsidiary of the Borrower.

            8.6. LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

            (a) the sale or other disposition in the ordinary course of business of obsolete or worn out property, whether now owned or hereafter acquired, or property no longer necessary or useful in the conduct of its business;

            (b) the sale or other disposition of any property (including Inventory of the Borrower or any Restricted Subsidiary and returned Inventory) in the ordinary course of business; and

            (c) one or more Asset Sales by the Borrower or any of its Restricted Subsidiaries, PROVIDED, that (i) the Net Cash Proceeds of all such Asset Sales after the Closing Date do not exceed $1,000,000 in the aggregate and
      (ii) all Net Cash Proceeds of any such Asset Sales are applied in accordance with subsection 4.8(d).

            8.7. LIMITATION ON LEASES. Enter into any agreement, or be or become liable under any agreement after the Closing Date (excluding any renewals of any such agreement existing as of the Petition Date), for the lease, hire or similar use of any real or personal property, except for any such agreement in the nature of an operating lease the execution and performance of which would not cause, when added to all similar agreements entered into on or after of the Closing Date and still in effect, Consolidated Lease Expense of the Borrower and its Restricted Subsidiaries to exceed $3,000,000.

            8.8. LIMITATION ON ISSUANCES OF CAPITAL STOCK AND DIVIDENDS. Issue any shares of Capital Stock of the Borrower, or declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary; PROVIDED that the Borrower may pay cash dividends to Holding in an amount sufficient to allow Holding to pay expenses incurred in the ordinary course of business consistent with past practice.

            8.9. LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditures (excluding any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations) at any time during each of the periods set forth below, on an aggregate basis for the Borrower and its consolidated Subsidiaries, in excess of the amount set forth opposite such period:

            PERIOD                                      AMOUNT

      February 1, 1998 - April 25, 1998               $1,950,000
      February 1, 1998 - July 25, 1998                $3,900,000
      February 1, 1998 - October 25, 1998             $5,850,000
      February 1, 1998 - January 25, 1999             $7,800,000

            8.10. LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (each an "INVESTMENT") in, any Person, except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) Investments in Cash Equivalents;

            (c) Investments in existence on the Petition Date and listed on
      Schedule 5.5;

            (d) loans, advances, extensions of credit or capital contributions made by AFCO, in accordance with subsection 8.11, or made by the Borrower or any of its other Restricted Subsidiaries and promptly assigned to AFCO and maintained by AFCO in accordance with subsection 8.11, and any DC Notes permitted under subsection 8.11;

            (e) (A) loans and advances to officers, directors or employees of the Borrower or any of its Restricted Subsidiaries (i) in the ordinary course of business for travel and entertainment expenses, (ii) existing on the date hereof and described in Schedule 5.5, (iii) made after the Closing Date for relocation expenses, not to exceed $1,000,000 in the aggregate outstanding at any time and (iv) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity and (B) other loans and advances, approved by any Responsible Officer of the Borrower, to officers, directors or employees of the Borrower or any of its Subsidiaries, not to exceed $500,000 in the aggregate outstanding at any time;

            (f) Investments by the Borrower in its wholly owned Restricted Subsidiaries and by such Restricted Subsidiaries in the Borrower and in other Restricted Subsidiaries;

            (g) subject to subsection 8.14, operating and deposit accounts with banks; and

            (h) deposits in connection with office or store leases in the ordinary course of business.

            8.11. LOANS AND OTHER INVESTMENTS BY AFCO. Permit AFCO to make (or have assigned to it in accordance with subsection 8.10(d)) any advance, loan, extension of credit or capital contribution to, or incur any Guarantee Obligations permitted under subsection 8.4 in respect of loans by third parties to, any of its Obligors, or arrange for a Standby L/C to be issued pursuant to subsection 3.2(a) to support obligations of any of the Borrower's or its Restricted Subsidiaries' Obligors (collectively, the "AFCO INVESTMENTS"), or permit DC Notes except for (i) AFCO Investments and DC Notes in existence on the Petition Date and listed on Schedule 8.11 and (ii) post-Petition Date AFCO Investments in an aggregate amount outstanding at any time during each of the periods set forth below not to exceed, when added to the aggregate outstanding amount of post-Petition Date DC Notes, the amount specified opposite such period:

            PERIOD                                      AMOUNT

      February 1, 1998 - April 25, 1998               $1,750,000
      February 1, 1998 - July 25, 1998                $3,500,000
      February 1, 1998 - October 25, 1998             $5,250,000
      February 1, 1998 - January 25, 1999             $7,000,000.

            8.12. TRANSACTIONS WITH AFFILIATES. (a) Sell or transfer any property or assets to, or otherwise engage in any other transactions with, any of its Affiliates (provided that the Lenders may enter into this Agreement and the Borrower and the Guarantors and the Lenders shall not be deemed Affiliates for this purpose) except that the Borrower or any Guarantor may engage in any such transaction in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties or (b) pay any consulting or management fees to any Affiliate.

            8.13. LINES OF BUSINESS. Engage to any substantial extent in any line or lines of business activity other than businesses of the same general type as those in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are related thereto.

            8.14. CASH MANAGEMENT; CONCENTRATION ACCOUNT. (a) Fail to maintain a system of cash management that concentrates funds on a daily basis in the Concentration Account similar in all material respects to the pre-Petition Date cash management system of the Borrower and its Restricted Subsidiaries, except as otherwise approved by the Agent and the Required Lenders. In connection with the maintenance of the foregoing, the Borrower shall seek the entry of appropriate first day orders, satisfactory to the Agent and the Required Lenders, providing for the continuation and, to the extent necessary, modification, of such pre-Petition Date cash management system.

            (b) Fail to cause the proceeds of any Collateral received from the operation of the businesses of the Borrower and its Restricted Subsidiaries or otherwise (but excluding trust monies or other cash of which the Borrower or a Restricted Subsidiary is not the beneficial owner, including sales tax receipts, 401(k) plan employee moneys and similar items) (i) to be deposited into an account set forth on Schedule 8.14 or into an account in an institution which has entered into a depositary agreement or lockbox agreement with, and in form and substance satisfactory to, the Agent, and (ii) to be concentrated in the Concentration Account within two Business Days after such proceeds become available funds.

            8.15. CHAPTER 11 CLAIMS. Except for the Carve-Out or as permitted pursuant to subsection 7.14, incur, create, assume, suffer to exist or permit any other Super-priority Claim or Lien which is PARI PASSU with or senior to the claims of (a) the Agent and the Lenders granted pursuant to this Agreement and the Orders or (b) other than for claims referenced in clause (a), the Pre-Petition Agent and the Existing Lenders granted pursuant to subsection 4.21(c) and the Interim Order.

            8.16. RECLAMATION CLAIMS; BANKRUPTCY CODE SS. 546(G) AGREEMENTS. (a) Unless otherwise agreed by the Required Tranche A Lenders, make any payments or transfer any property on account of claims asserted by any vendors of the Borrower or any Subsidiary for reclamation in accordance with UCC Section 2-702 and Section 546(c) of the Bankruptcy Code.

            (b) Unless otherwise agreed by the Required Tranche A Lenders, enter into any agreements or file any motion seeking a Bankruptcy Court order for the return of Inventory to any vendor pursuant to Section 546(g)* of the Bankruptcy Code.

            8.17. USE OF PROCEEDS. (a) Use the proceeds of any Tranche A Extensions of Credit or the Tranche B Loans for purposes not permitted by this Agreement or (b) use any portion of the Loans, Letters of Credit, the Existing Lenders' Cash Collateral, the Carve-Out or the Collateral to (i) assert any claims or commence or prosecute any action against the Existing Lenders or the Pre-Petition Agent, (ii) object to or contest in any manner, or raise any defense to (A) the claims of the Existing Lenders against the Borrower and the Guarantors or the Existing Lenders' Liens which secure the Existing Obligations,
(B) the Super-priority Claim or Liens granted to the Agent and the Lenders pursuant to this Agreement and the Orders or (C) the Super-priority Claim or Liens granted to the Pre-Petition Agent and the Existing Lenders pursuant to subsection 4.21(c) and the Interim Order.

            8.18. CRISIS MANAGER. Fail to employ, or fail to continue the employment of, the Crisis Manager to take principal responsibility for, among other things, (i) the management and Chapter 11 reorganization of the business and affairs of the Borrower and its Restricted Subsidiaries; (ii) ensuring that the proceeds of the Loans and other funds available to the Borrower or its Restricted Subsidiaries are disbursed in accordance with the terms and provisions of this Agreement and, after the preparation and approval thereof pursuant to subsection 8.19, the Business Plan; (iii) the formulation of the Business Plan; and (iv) the preparation and delivery of financial reporting and other materials to be delivered to the Lenders pursuant to this Agreement or otherwise, and to cause the Crisis Manager to be reasonably available to the Agent, the Lenders and their advisors to discuss the development and implementation of the Business Plan, the results of operations and other matters related to its role as Crisis Manager.

            8.19. BUSINESS PLAN. Fail to furnish to the Agent, with a copy for each Lender, on or before May 4, 1998, a three-year strategic business plan for the Borrower and its Restricted Subsidiaries, detailing for the period covered by such plan, among other things, facility closures, asset sales, cost reduction initiatives, revenue enhancement initiatives, inventory reduction initiatives, projected financial and operating performance on a period-by-period basis, in form and substance reasonably satisfactory to the Required Tranche A Lenders (the "BUSINESS PLAN").

            8.20. LIMITATION ON HOLDING'S ACTIVITIES. (a) Conduct, transact or otherwise engage, or commit to transact, conduct or otherwise engage, in any business or operations except (i) the transactions contemplated by the Loan Documents and the provision of administrative, legal, accounting and management services to the Borrower and its

Subsidiaries, (ii) the ownership of the capital stock of the Borrower, and the exercise of rights and performance of obligations in connection therewith and
(iii) as otherwise consistent with past practice or (b) own, lease, manage or otherwise operate any properties or assets other than in connection with the activities permitted by clause (a).

                                   SECTION 9
                               EVENTS OF DEFAULT

            If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

            (a) The Borrower shall fail to (i) pay any principal of any Note under this Agreement, including, without limitation, pursuant to subsection 4.8 hereof, when due in accordance with the terms thereof or hereof or to reimburse the Issuing Bank in accordance with subsection 3.1 hereof or (ii) pay any interest on any Note or under this Agreement, or any other amount payable hereunder or under any other Loan Document, within two Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by the Borrower or any Subsidiary herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) The Borrower or any Guarantor shall default in the observance or performance of any agreement contained in subsection 7.14 or Section 8 hereof; or

            (d) The Borrower or any Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of 10 days; or

            (e) (i) Any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or (ii) a trustee under Chapter 11 of the Bankruptcy Code shall be appointed in any of the Cases; or

            (f) (i) Unless all the Lenders otherwise agree, an order of the Bankruptcy Court shall be entered granting another Super-priority Claim or Lien PARI PASSU with or senior to that granted (x) to the Agent and the Lenders pursuant to this Agreement and the Orders, or (y) to the Existing Lenders pursuant to the Interim Order (other than pursuant to clause (x) above), (ii) an order of a court of competent jurisdiction shall be entered reversing, staying, vacating or rescinding either of the Orders,
      (iii) an order of a court of competent jurisdiction shall be entered amending, supplementing or otherwise modifying either of the Orders (x) in respect of the Total Tranche A

      Outstandings or the Total Tranche A Commitment, without the Agent's and the Required Tranche A Lenders' consent, (y) in respect of the Tranche B Loans, without the Agent's and the Required Tranche B Lender's consent, or
      (z) in respect of the grant of adequate protection pursuant to subsection 4.21(c) or the Interim Order, without the Pre-Petition Agent's and the Required Lenders' consent, or (iv) the Existing Lender's Cash Collateral shall be used in a manner inconsistent with the Interim Order; or

            (g) An order of the Bankruptcy Court shall be entered in any of the Cases appointing an examiner having enlarged powers relating to the operation of the business of the Borrower and the Guarantors (powers beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy
      Code) under Section 1106(b) of the Bankruptcy Code; or

            (h) The Borrower or any Guarantor shall make any payments of Indebtedness relating to pre-Petition Date obligations other than (i) as permitted under the Orders or the orders referred to in subsection 6.1(j),
      (ii) pre-petition wages and benefits which are payable with the approval of the Bankruptcy Court and sales tax and employee withholding taxes which have been collected by the Borrower but not yet paid, (iii) as otherwise permitted under this Agreement or (iv) in connection with the assumption of any contract or lease approved by the Bankruptcy Court; or

            (i) The entry of an order granting relief from the automatic stay so as to allow a third party to proceed against any asset or assets of the Borrower or any Guarantor which have a value in excess of $1,000,000 in the aggregate; or

            (j) The filing of any pleading by the Borrower or any Guarantor seeking, or otherwise consenting to, any of the matters set forth in paragraphs (e) through (i); or

            (k) There shall occur any event after the Petition Date which results in a Material Adverse Effect; or

            (l) The entry of the Final Order shall not have occurred within 30 days after the Petition Date; or

            (m) One or more judgments or decrees shall be entered after the Petition Date against the Borrower or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of $2,500,000 or more and all such judgments or decrees shall not have been vacated, stayed or bonded pending appeal within the time required by the terms of such judgment or applicable law; or

            (n) It shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any of its Subsidiaries is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable Environmental Laws or regulations the payment of which could have a Material Adverse Effect; or

            (o) The Borrower or any Guarantor files any pleading seeking, or otherwise consenting to, (i) the invalidation, subordination or other challenging of the Liens granted to secure the Existing Obligations or
      (ii) any relief under Section 506(c) of the Bankruptcy Code with respect to any property which secures the Existing Obligations; or

            (p) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii), any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Tranche A Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
      (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Tranche A Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (q)   A Change of Control shall occur; or

            (r) The Tranche B Commitments shall not have been utilized to borrow Tranche B Loans to pay in full the remaining balance of the Existing Lender Debt on the date of entry of the Final Order;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court,

            (A) the Agent may, and, at the request of the Required Tranche A Lenders, the Agent shall, by notice to the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee), take one or more of the following actions, at the same or different times (PROVIDED, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee) with five Business Days' written notice prior to taking the action contemplated thereby): (i) terminate forthwith the Tranche A Commitments; (ii) declare the Tranche A Loans then outstanding to be forthwith due and payable, whereupon the principal of the Tranche A Loans, any Letter of Credit Outstandings constituting then drawn and unreimbursed Letters of Credit, together with accrued interest thereon and any unpaid accrued fees and all other Obligations of the Borrower accrued hereunder and under any other Loan Document in respect of the Tranche A Commitments, the Tranche A Loans or the Letters of Credit, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower upon demand to forthwith deposit in the L/C Cash Collateral Account cash in an amount equal to 105% of the face amount of each outstanding and undrawn Letter of Credit and, to the extent the Borrower shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower maintained with the Agent in such amount for the deposit of such amounts in the L/C Cash Collateral Account;
      (iv) set-off amounts in the L/C Cash Collateral Account, the Concentration Account or any other accounts of the Borrower and apply such amounts to the Obligations of the Borrower hereunder and under the other Loan Documents; and (v) exercise any and all remedies under this Agreement, the Orders, and applicable law available to the Agent and the Tranche A Lenders; and

            (B) on or after the Termination Date (or upon the occurrence of an Event of Default if the Tranche A Repayment Date occurs before the Termination Date), the Agent may, and, at the request of the Required Tranche B Lenders, the Agent shall, by notice to the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee), take one or more of the following actions, at the same or different times (PROVIDED, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral, the Agent shall provide the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee) with five Business Days' written notice prior to taking the action contemplated thereby): (i) terminate forthwith the Tranche B Commitments; (ii) declare the Tranche B Loans then outstanding to be forthwith due and payable, whereupon the principal of the Tranche B Loans, together with accrued interest thereon and any unpaid accrued fees and all other Obligations of the Borrower accrued hereunder and under any other Loan Document in respect of the Tranche B Commitments or the Tranche B Loans, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) set-off amounts in the Concentration Account or any other accounts of the Borrower and apply such amounts to the Obligations of the Borrower hereunder and under the other Loan Documents; and (iv) exercise any and all remedies under this Agreement, the Orders, and applicable law available to the Agent and the Tranche B Lenders; PROVIDED that any proceeds of Collateral or other amounts received by any Tranche B Lender shall be turned over to the Agent and applied in accordance with the Super-priority Claim and Lien priorities set forth in subsections 4.21 and 12.4.


                                  SECTION 10
                                   THE AGENT

            10.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints Chase as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Chase, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

            10.2. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            10.3. EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any Guarantor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

            10.4. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (except for its gross negligence or willful misconduct). The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Obligations.

            10.5. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower or any Guarantor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Tranche A Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            10.6. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower and the Guarantors, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Guarantors and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower and the Guarantors which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            10.7. INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated, ratably in accordance with the Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

            10.8. AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity. Notwithstanding the foregoing, all amounts received by the Agent as a result of the exercise by the Agent of any right of set-off with respect to any accounts maintained by it pursuant to the cash management and collection systems maintained pursuant to subsection 8.14 shall be applied to the repayment in full of all amounts owing to the Agent and the Lenders pursuant to this Agreement and the other Loan Documents before any such amounts may be applied to the repayment of any other Indebtedness owed by the Borrower to the Agent in its individual capacity.

            10.9. SUCCESSOR AGENT. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Tranche A Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

            10.10. ISSUING BANK AS LENDER. Each Lender hereby acknowledges that the provisions of this Section 10 shall apply to the Issuing Bank, in its capacity as issuer of the Letters of Credit, in the same manner as such provisions are expressly stated to apply to the Agent.

                                  SECTION 11
                                   GUARANTEE

            11.1. GUARANTEE. (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guarantee notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

            (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of either the Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of either of the Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

            (c) Each of the Guarantors further agrees that this guarantee constitutes a guarantee of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by either of the Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of either of the Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.

            (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

            (e) Each Guarantor's guarantee shall not be affected by the genuineness, validity, regularity or enforceability of the obligations, the Notes or any other instrument evidencing any obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guarantee. Neither Agent, nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

            (f) Subject to the grace periods provided by Section 9, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

            11.2. NO IMPAIRMENT OF GUARANTEE. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment in full), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of either the Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

            11.3. SUBROGATION. Until the Obligations guaranteed hereby have been indefeasibly paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law.

                                   SECTION 12
                   REMEDIES; APPLICATION OF PAYMENTS/PROCEEDS

            12.1. REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT. The Borrower agrees that, if the Termination Date shall have occurred and the Tranche A Loans have been accelerated, then and in every such case, to the extent any such action is not inconsistent with the Orders and Section 9, the Agent, in addition to any rights now or hereafter existing under applicable law, and without application to or order of the Bankruptcy Court, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

            (a) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Borrower or any other Person who then has possession of any part thereof with or without notice or process of law (but subject to any mandatory Requirement of Law), and for that purpose may enter upon the Borrower's or any Guarantor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Borrower and any Guarantor;

            (b) instruct the obligor or obligors on any agreements, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Concentration Account or the L/C Cash Collateral Account;

            (c) withdraw all monies, securities and instruments in the Concentration Account or the L/C Cash Collateral Account for application to the Obligations;

            (d) sell, assign or otherwise liquidate, or direct the Borrower and the Guarantors to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

            (e) take possession of the Collateral or any part thereof, by directing the Borrower and the Guarantors in writing to deliver the same to the Agent at any place or places designated by the Agent, in which event the Borrower and the Guarantors shall at its own expense:

                      (i) forthwith cause the same to be moved to the place or
            places so designated by the Agent and there delivered to the Agent,

                     (ii) store and keep any Collateral so delivered to the
            Agent at such place or places pending further action by the Agent as provided in subsection 12.2, and

                    (iii) while the Collateral shall be so stored and kept,
            provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

it being understood that the Borrower's and the Guarantors' obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to the Bankruptcy Court, the Agent shall be entitled to a decree requiring specific performance by the Borrower and the Guarantors of such obligation.

            12.2. REMEDIES; DISPOSITION OF THE COLLATERAL. Upon the occurrence and continuance of an Event of Default, and to the extent not inconsistent with the Orders and Section 9, without application to or order of the Bankruptcy Court, any Collateral repossessed by the Agent under or pursuant to subsection
12.1 or the Orders or otherwise, and any other Collateral whether or not so repossessed by the Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any mandatory Requirements of Law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair which the Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by applicable Requirements of Law shall be made upon not less than 10 days' written notice to the Borrower specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Borrower or any nominee of the Borrower to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by applicable Requirements of Law shall be made upon not less than 10 days' written notice to the Borrower specifying the time and place of such sale and, in the absence of applicable Requirement of Law, shall be by public auction (which may, at the Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in New York City and Houston, Texas. Subject to subsection 12.4, to the extent permitted by any such Requirement of Law, the Agent on behalf of the Lenders and/or the holders of the Notes may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this subsection 12.2 without accountability to the Borrower or any Guarantor or the Existing Lenders (except to the extent of surplus money received as provided in subsection 12.4). If, under mandatory Requirements of Law, the Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Borrower or any Guarantor as hereinabove specified, the Agent need give the Borrower only such notice of disposition as shall be reasonably practicable.

            12.3. WAIVER OF CLAIMS. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE BORROWER AND THE GUARANTORS HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE AGENT'S TAKING POSSESSION OR THE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWER WOULD OTHERWISE HAVE UNDER ANY REQUIREMENT OF LAW AND THE BORROWER HEREBY FURTHER WAIVES, TO THE EXTENT PERMITTED BY LAW:

                (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Agent's or any Lender's gross negligence or wilful misconduct;

               (ii) all other requirement to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent's rights hereunder; and

              (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Borrower and each Guarantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

            12.4. APPLICATION OF PROCEEDS; PRIORITY OF TRANCHE A LOANS AND LETTER OF CREDIT OUTSTANDINGS. (a) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, (i) if the Agent takes action under clause (i) or (ii) of paragraph (A) (or paragraph (B), when applicable) of Section 9 upon the occurrence and during the continuance of an Event of Default, any payment by the Borrower or any Guarantor on account of principal of and interest on the Loans and any proceeds arising out of any realization (including after foreclosure) upon the Collateral shall be applied as follows: FIRST, to the payment in full of all costs and expenses (including without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the Agent or any of the Lenders in connection with any such realization upon the Collateral, SECOND, as a permanent reduction of the Tranche A Commitments, pro rata to the payment in full of the Tranche A Loans (including any accrued and unpaid interest thereon, and any fees and other Obligations in respect thereof), THIRD, as a permanent reduction of the Tranche A Commitments, to the payment in full of Letter of Credit Outstandings constituting unreimbursed drawings under any Letter of Credit, FOURTH, as a permanent reduction of the Tranche A Commitments, to cash collateralize Letters of Credit in an amount equal to 105% of the aggregate amount of all Letter of Credit Outstandings constituting undrawn Letters of Credit in the manner set forth in subsection 3.1(b), FIFTH, to the payment in full of the principal of and interest on the Tranche B Loans, and SIXTH, to the payment in full of the Existing Obligations, and (ii) any payments or distributions of any kind or character, whether in cash, property or securities, made by the Borrower or any Guarantor or otherwise in a manner inconsistent with clause (i) of this subsection 12.4(a) shall be held in trust and paid over or delivered to the Agent so that the priorities and requirements set forth in such clause (i) are satisfied.

            (b) It is understood that the Borrower and the Guarantors shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Obligations.

            12.5. REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Orders or the other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Agent may recover reasonable expenses, including attorney's fees, and the amounts thereof shall be included in such judgment.

            12.6. DISCONTINUANCE OF PROCEEDINGS. In case the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case the Borrower, the Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Agent and the Lenders shall continue as if no such proceeding had been instituted.

                                   SECTION 13
                                  MISCELLANEOUS

            13.1. AMENDMENTS AND WAIVERS. None of this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 13.1. The Required Tranche A Lenders may, or, with the written consent of the Required Tranche A Lenders, the Agent may, from time to time, (a) enter into with the Borrower and the Guarantors written amendments, supplements or modifications hereto, to the Notes and to the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or the Guarantors hereunder or thereunder or (b) waive, on such terms and conditions as the Required Tranche A Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (u) reduce the amount of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or increase the amount of any Lender's Commitment, or modify the Super-priority Claim status of the Lenders in respect of any Lender's Loans or other extensions of credit, in each case without the consent of each Lender affected thereby (PROVIDED that the amount and number of members of the class of claimholders in which the Tranche B Lenders are classified (or otherwise proposed to be treated) necessary to approve the treatment of the Tranche B Loans and related obligations under a Reorganization Plan in any of the Cases shall be governed by the voting requirements of Section 1126(c) of the Bankruptcy Code), (v) without the consent of all the Tranche A Lenders, (i) amend, modify or waive any provision of subsection 8.15 or this subsection 13.1 or any other provision of any subsection hereof expressly requiring the consent of all the Tranche A Lenders, (ii) waive a Default or Event of Default under paragraph f(ii) of Section 9, (iii) reduce the percentage specified in the definition of Required Tranche A Lenders or Supermajority Tranche A Lenders,
(iv) waive the condition precedent set forth in subsection 6.2(c) (unless the related Default or Event of Default could be waived by less than all the Tranche A Lenders) (v) release any funds on deposit in the L/C Cash Collateral Account (other than to pay Letter of Credit Outstandings), (vi) release all or a material portion of the Collateral for the

Obligations or (vii) extend the scheduled date of any payment, including the Maturity Date, of the Tranche A Loans or, except as permitted pursuant to subsection 7.14, the Tranche B Loans (PROVIDED that, subject to subsection 7.14, any such extended Maturity Date shall be the same date for the Tranche A Loans and the Tranche B Loans), (w) without the written consent of all the Lenders, consent to the assignment or transfer by the Borrower or any Guarantor of any of its rights and obligations under this Agreement and the other Loan Documents,
(x) without the written consent of all the Tranche B Lenders, (i) reduce the percentage specified in the definition of Required Tranche B Lenders, (ii) amend, modify or waive any provision of subsection 7.14 or this clause (x) of this subsection 13.1, or (iii) amend, modify or waive any provision of this Agreement, or waive any Default or Event of Default with respect to any such provision of this Agreement, which expressly provides for the consent of all the Tranche B Lenders, (y) without the consent of the Supermajority Tranche A Lenders, (i) increase the Maximum Outstanding Amount or (ii) amend, supplement or modify, or waive non-compliance with, subsections 8.1(a) and (b) or (z) amend, modify or waive any provision of Section 10 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Guarantors, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Guarantors, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. After the Tranche A Repayment Date, the references in this Agreement to "Required Tranche A Lenders" and "Tranche A Loans" shall be deemed references to "Required Tranche B Lenders" and "Tranche B Loans," respectively, and references to "Supermajority Tranche A Lenders" shall be deemed a reference to holders of 662/3% of the Tranche B Loans.

            13.2. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

      The Borrower and the Guarantors:

                            A.P.S., Inc.
                            World Houston Plaza
                            15710 John F. Kennedy Boulevard Suite 700
                            Houston, Texas 77032-2347

                            Attention:  John Hendrix, Chief Financial Officer
                            Telecopier No.:         (713) 507-1153
                            Telephone No.:          (713) 507-1423

                            Attention:  E. Eugene Lauver, General Counsel
                            Telecopier No.:         (713) 507-1367
                            Telephone No.:    (713) 507-1135

                            Attention: Bettina Whyte
                            Telecopier No.: (713) 507-1323
                            Telephone No.: (713) 507-1108


      with a copy to:       Willkie Farr & Gallagher
                            153 East 53rd Street
                            New York, New York 10022
                            Attention:  Marc Abrams
                            Telecopier No.: (212) 821-8111
                            Telephone No.:  (212) 821-8200

      The Agent:            The Chase Manhattan Bank
                            270 Park Avenue
                            New York, New York 10017

                            Attention: Charles Freedgood
                            Telecopier No.: (212) 270-2411
                            Telephone No.: (212) 270-7730

                            Attention: Cathryn Greene
                            Telecopier No.: (212) 270-2411
                            Telephone No.: (212) 270-1269

      with a copy to:       The Chase Manhattan Bank
                            270 Park Avenue
                            New York, New York  10017
                            Attention:  Norma Corio
                            Telecopier No.:   (212) 949-1459
                            Telephone No.:    (212) 270-5176

                            Simpson Thacher & Bartlett
                            425 Lexington Avenue
                            New York, New York  10017
                            Attention:  Steve Fuhrman
                            Telecopier No.:  (212) 455-2502
                            Telephone No.:   (212) 455-2000

PROVIDED that any notice, request or demand to or upon the Agent or the Lenders shall not be effective until received.

            13.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            13.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

            13.5. PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Agent and the Lenders for all out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and to the several Lenders and professionals engaged by the Agent and the Lenders, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses reasonably incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and to the several Lenders and professionals engaged by the Agent and the Lenders, and (c) to pay, and indemnify and hold harmless each Lender and the Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, (d) to pay all the actual and reasonable expenses of the Agent and each Lender related to this Agreement, the other Loan Documents, the Loans or the Letters of Credit in connection with the Cases (including, without limitation, the on-going monitoring by the Agent and each Lender of the Cases, including attendance by the

Agent, each such Lender and the Agent's counsel at hearings or other proceedings and the on-going review of documents filed with the Bankruptcy Court) and (e) to pay, and indemnify and hold harmless each Lender and the Agent (and their respective directors, officers, employees and agents) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, preservation of rights and administration of this Agreement, the Notes, the other Loan Documents or the use of the proceeds of the Loans and any such other documents (all the foregoing in this clause (e), collectively, the "indemnified liabilities"), PROVIDED, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or such Lender, (ii) legal proceedings commenced against the Agent or such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) legal proceedings commenced against the Agent or any such Lender by any other Lender or by any Transferee, or (iv) any event which results solely from actions taken by the Agent or such Lender that are within the sole control of the Agent or such Lender, as the case may be, and do not in any way involve the Borrower or any of its Subsidiaries or Affiliates. Without limiting the Borrower's obligations to pay such reasonable fees and expenses, the Agent shall notify the Borrower promptly after the engagement of any such counsel or other professionals referred to in clauses (a), (b) and (d) above. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder. Except for the Carve-Out, the Borrower shall not be entitled to assert any charges under Section 506(c) of the Bankruptcy Code against any Collateral securing the Obligations under this Agreement, any of the Loan Documents or any Collateral securing the Existing Lender Debt.

            13.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Lenders, the Agent, the Issuing Bank, all future holders of the Notes and their respective successors and assigns, except that neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall grant any participation under which the Participant shall have the right to require such Lender to take or omit to take any action hereunder or approve any amendment to or waiver of this Agreement or the Notes or any other Loan Document, except to the extent such amendment or waiver would: (i) extend the final maturity date of, or extend any date for payment of any principal, interest or fees applicable to, the Loans or Commitments in which such Participant is participating, (ii) reduce the interest rate or the amount of principal or fees applicable to the Loans in which such Participant is participating or (iii) release any Lien granted pursuant to subsection 4.21(a) hereof and the Orders. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 13.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.12, 4.14 and 4.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; PROVIDED that, in the case of subsection 4.15, such Participant shall have complied with the requirements of said subsection; PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any affiliate thereof or any affiliate of such selling Lender, and with the consent of the Agent (which shall not be unreasonably withheld), and with notice to the Borrower, to one or more additional banks or financial institutions (each a "PURCHASING LENDER") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Agent) and delivered to the Agent for its acceptance and recording in the Register; PROVIDED, that no such sale shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement and the Loans); PROVIDED, FURTHER that prior to the Existing Lender Debt Repayment Date, no Tranche B Lender shall sell any Tranche B Commitment and/or Tranche B Loan unless such Tranche B Lender also simultaneously sells to the same purchaser a corresponding percentage amount of such Tranche B Lender's Existing Lender Debt. Upon such execution, delivery, acceptance and recording, from and after the effective date of such transfer determined pursuant to and as defined in such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor

Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement (including Schedule 1.1 hereof) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Tranche A Commitment Percentages and Commitments arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the effective date of such transfer determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the Note(s) of the transferor Lender new Note(s) to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the transferor Lender has retained a Commitment hereunder, new Note(s) to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note(s) replaced thereby. The Note(s) surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "cancelled".

            (d) The Agent shall maintain at its address referred to in subsection 13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Agent) together with payment to the Agent of a registration and processing fee of $4,000, the Agent shall (i) promptly accept such Assignment and Acceptance (ii) on the effective date of such transfer determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

            (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

            (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

            13.7. ADJUSTMENTS; SET-OFF. (a) Subject to subsections 4.21 and 12.4, if any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans or the Letter of Credit Outstandings owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Letter of Credit Outstandings owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or the Letter of Credit Outstandings owing to it, or shall provide such other Lenders with the benefits of any such payment or collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such payment or collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) Subject to (i) the Carve-Out and (ii) the giving of the notice as described Section 9, notwithstanding the provisions of Section 362 of the Bankruptcy Code and any other rights and remedies of the Lenders provided by law, each Lender shall have the right upon the occurrence of an Event of Default to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower under this Agreement, any amount owing from such Lender to the Borrower, at or at any time after, the happening of any Event of Default, subject in each case to Section 9 of this Agreement.

            13.8. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            13.9. GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND
THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED
IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO
THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

            13.10. SUBMISSION TO JURISDICTION; WAIVERS. (a) Each party to this Agreement hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, to the non-exclusive general jurisdiction of any State or Federal court of competent jurisdiction sitting in New York, New York.

            (b) Each party hereto unconditionally waives trial by jury in any legal action or proceeding referred to in clause (a) above and any counterclaim therein.

            13.11. ABSENCE OF PREJUDICE TO THE EXISTING LENDERS WITH RESPECT TO MATTERS BEFORE THE BANKRUPTCY COURT. The Borrower and each Guarantor acknowledges that the Bankruptcy Code and Bankruptcy Rules require it to seek Bankruptcy Court authorization for certain matters that may also be addressed in this Agreement. Neither the Borrower nor any Guarantor will (a) mention in any pleading or argument before the Bankruptcy Court in support of, or in any way relating to, a position that Bankruptcy Court authorization should be granted on the ground that such authorization is permitted by this Agreement (unless a Person opposing any such pleading or argument relies on this Agreement to assert or question the propriety of such) or (b) in any way attempt to support a position before the Bankruptcy Court based on the provisions of this Agreement. The Agent or any Lender, in its capacity as the agent under the Existing Credit Agreement or an Existing Lender, respectively, shall be free to bring, oppose or support any matter before the Bankruptcy Court no matter how treated in this Agreement, and the fact that the Agent is also the agent and any Lender is also an Existing Lender under the Existing Credit Agreement shall in no way prejudice the rights of the Agent or any Existing Lender under the Existing Credit Agreement or hereunder.

            13.12. CONFIDENTIALITY. Each Lender agrees to keep confidential all information provided to it by the Borrower or any Guarantor pursuant to this Agreement; PROVIDED, that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand, or in accordance with the requirements (including reporting requirements), of any Governmental Authority having jurisdiction over such Lender, (v) in response to any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.


                              A.P.S., INC.

                              By:    E. EUGENE LAUVER
                              Name:  E. Eugene Lauver
                              Title: Senior Vice President


                              GUARANTORS:

                              APS HOLDING CORPORATION
                              BIG A AUTO PARTS, INC.
                              AUTOPARTS FINANCE COMPANY, INC.
                              APS SUPPLY, INC.
                              AMERICAN PARTS SYSTEM, INC.
                              A.P.S. MANAGEMENT SERVICES, INC.
                              INSTALLERS' SERVICE WAREHOUSE, INC.
                              PARTS, INC.
                              PRESATT, INC.



                              By:    E. EUGENE LAUVER
                              Name:  E. Eugene Lauver
                              Title:  Senior Vice President


                              THE CHASE MANHATTAN BANK, INDIVIDUALLY, AS
                                THE ISSUING BANK AND AS AGENT

                              By:    Cathryn A. Greene
                              Name:  Cathryn A. Greene
                              Title: Vice President

                              AMSOUTH BANK OF ALABAMA


                              By:    SCOTT CORRIGAN
                              Name:  Scott Corrigan
                              Title: Vice President


                              BANKERS TRUST


                              By:    ROSEMARY LADUNNE
                              Name:  Rosemary Ladunne
                              Title: Vice President


                              THE BANK OF NEW YORK


                              By:    J.B. LIFTON
                              Name:  J.B. Lifton
                              Title: Vice President


                              BANK ONE, N.A.


                              By:    MICHAEL A. REEVES
                              Name:  Michael A. Reeves
                              Title: Assistant Vice President


                              BEAR, STEARNS & CO. INC.


                              By:    GREGORY A. HANLEY
                              Name:  Gregory A. Hanley
                              Title: Senior Managing Director

                              D.K. ACQUISITION PARTNERS, LP
                              BY: M. H. DAVIDSON & CO., ITS GENERAL PARTNER

                              By:    THOMAS L. KEMPNER, JR.
                              Name:  Thomas L. Kempner, Jr.
                              Title: General Partner


                              FOOTHILL CAPITAL CORPORATION


                              By:    KAREN S. SENDLER
                              Name:  Karen S. Sendler
                              Title: Vice President


                              THE FUJI BANK, LIMITED, HOUSTON AGENCY


                              By:    PHILIP C. LAUINGER III
                              Name:  Philip C. Lauinger III
                              Title: Vice President & Manager


                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED


                              By:    NEIL BRISSON
                              Name:  Neil Brisson
                              Title: Director


                              NATIONAL BANK OF CANADA


                              By:    LOU ANN CURNYN
                              Name:  Lou Ann Curnyn
                              Title: Vice President


                              By:    E. LYNN FORGOSH
                              Name:  E. Lynn Forgosh
                              Title: Group Vice President

                              NATIONSBANK OF TEXAS, NATIONAL
                              ASSOCIATION


                              By:    WILLIAM E. LIVINGSTONE, IV
                              Name:  William E. Livingstone, IV
                              Title: Senior Vice President


                              QUANTUM PARTNERS LDC


                              By:    GABE NECHAMKIN
                              Name:  Gabe Nechamkin
                              Title: Attorney-In-Fact


                              SOCIETE GENERALE


                              By:    HARRY T. NULLET
                              Name:  Harry T. Nullet
                              Title: VICE PRESIDENT


                              SWISS BANK CORP.


                              By:    CHRISTINE DALEY
                              Name:  Christine Daley
                              Title: Executive Director

                              By:    James Dunlessie
                              Name:  James Dunlessie
                              Title: Executive Director


                              WELLS FARGO BANK (TEXAS), NATIONAL
                              ASSOCIATION


                              By:    ROGER FREUNDT
                              Name:  Roger Freundt
                              Title: Vice President

                                                                    Schedule 1.1

===============================================================================================
Names and Addresses
of Lenders                           Tranche A Commitment            Tranche B Commitment
===============================================================================================
-----------------------------------------------------------------------------------------------
The Chase Manhattan Bank                   $35,716,822.31                    $17,070,000.00
DIP Financing Group
270 Park Avenue, 5th Floor
New York, New York  10017

Attn:  Norma Corio
Tel:  (212) 270-5176
Fax:  (212) 949-1459

Attn:  Cathryn Greene
Tel:  (212) 270-1269
Fax:  (212) 270-2411
-----------------------------------------------------------------------------------------------
AmSouth Bank of Alabama                    N/A                               $11,380,000.00
1900 Fifth Avenue North
Sonat Tower, 6th Floor
Birmingham, AL 35288

Attn:  Robert DeHaven
Tel:  (205) 326-5075
Fax:  (205) 326-5601
-----------------------------------------------------------------------------------------------
Bankers Trust Company                      N/A                               $11,380,000.00
130 Liberty Street, 14th Street
New York, New York 10006

Attn:  Ryan Zanin
Tel:  (212) 250-5089
Fax:  (212) 250-6314
-----------------------------------------------------------------------------------------------
The Bank of New York                       $5,000,000.00                     $11,380,000.00
One Wall Street, 22nd Floor
New York, New York 10286

Attn:  Jay Lifton
Tel:  (212) 635-7292
Fax:  (212) 635-7290
-----------------------------------------------------------------------------------------------
Bank One, N.A.                             $8,333,333.33                     $18,966,666.66
100 East Broad Street
Columbus, Ohio 43271-0209

Attn:  Douglas H. Klamfoth
Tel:  (614) 248-5839
Fax:  (614) 248-5518

-----------------------------------------------------------------------------------------------
Bear, Stearns & Co. Inc.                   $4,706,860.08                     $10,712,813.54
245 Park Avenue
New York, New York  10167

Attn: Ross Weiner
Tel:  (212) 272-5831
Fax:  (212) 272-8102

Attn: Jennifer Herskowitz
Tel:  (212) 272-6161
Fax:  (212) 272-8079
-----------------------------------------------------------------------------------------------
D.K. Acquisition Partners                  $3,783,177.70                     $8,610,512.51
885 Third Avenue, Suite 3300
New York, New York 10022

Attn: M. Barbara Scholl
Tel:  (212) 371-0656
Fax:  (212) 371-4318
-----------------------------------------------------------------------------------------------
Foothill Capital                           $5,000,000.00                     $11,380,000.00
11111 Santa Monica Boulevard #1500
Los Angeles, CA 90025

Attn:  Jeff Nikora
Tel:  (310) 996-7152
Fax:  (310) 479-0461
-----------------------------------------------------------------------------------------------
The Fuji Bank, Limited, Houston            N/A                               $18,966,666.67
Agency
1221 McKinney Street, Suite 4100
Houston, TX  77010

Attn:  Greg Parten
Tel:  (713) 650-7851
Fax:  (713) 759-0048
-----------------------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith      N/A                               $5,310,666.67
Incorporated
World Financial Center
North Tower
New York, New York 10281-1307

Attn:  Arlena Filipowicz
Tel:  (212) 449-8902
Fax:  (212) 449-0188
-----------------------------------------------------------------------------------------------
National Bank of Canada                    $2,000,000.00                     $11,380,000.00
2121 San Jacinto, Suite 1850
Dallas, TX 75201

Attn:  Randall K. Wilhoit
Tel:  (214) 871-1260
Fax:  (214) 871-2015

-----------------------------------------------------------------------------------------------
NationsBank of Texas, National             N/A                               $10,356,154.21
Association
901 Main Street, 66th Floor
Dallas, TX  75202

Attn:  William E. Livingstone IV
Tel:  (214) 508-2023
Fax:  (214) 508-3533
-----------------------------------------------------------------------------------------------
Quantum Partners LDC                       $10,833,333.33                    $24,656,666.66
888 Seventh Avenue, 32nd Floor
New York, New York 10106

Attn:  Mark Sonnino
Tel:  (212) 397-5541
Fax:  (212) 586-4537
-----------------------------------------------------------------------------------------------
Societe Generale                           $6,000,000.00                     $13,656,000.00
Asset Recovery Group
1221 Avenue of the Americas, 43rd Fl.
New York, NY 10020

Attn:  Harry Nullet
Tel:  (212) 278-6451
Fax:  (212) 278-6460
-----------------------------------------------------------------------------------------------
Swiss Bank Corp.                           $3,626,473.25                     $8,253,853.13
222 Broadway, 20th Floor
New York, New York 10038

Attn:  Christine Daley
Tel:  (212) 574-5718
Fax:  (212) 574-5744/5745
-----------------------------------------------------------------------------------------------
Wells Fargo Bank (Texas), National         $15,000,000.00                    $34,140,000.00
  Association
1000 Louisiana Street 4th Floor MAC 5001-047 Houston, Texas 77002

Attn:  Roger Freundt
Tel:  (713) 250-2361
Fax:  (713) 250-7004

-----------------------------------------------------------------------------------------------
      TOTAL:                            $100,000,000.00                 $227,600,000.00
===============================================================================================

                                                                    SCHEDULE 2.1

                       MAXIMUM OUTSTANDING AMOUNT OF TRANCHE A LOANS


            APPLICABLE MONTH                             AMOUNT

           February 1998                              $40,000,000
              March 1998                              $40,000,000
              April 1998                              $55,000,000
                May 1998                              $60,000,000
               June 1998                              $60,000,000
               July 1998                              $65,000,000
             August 1998                              $60,000,000
          September 1998                              $55,000,000
            October 1998                              $50,000,000
           November 1998                              $50,000,000
           December 1998                              $45,000,000
            January 1999                              $40,000,000

                                                                    SCHEDULE 5.5


                          SUBSIDIARIES; PRE-PETITION INVESTMENTS

                               [To be supplied by Borrower]

Big A Auto Parts, Inc.
Autoparts Finance Company, Inc.
APS Supply, Inc.
American Parts System, Inc.
A.P.S. Management Services, Inc.
Installers' Service Warehouse, Inc.
Parts, Inc.
Presatt, Inc.

                                                                    SCHEDULE 5.6

                                    PRE-PETITION LIENS

                               [To be supplied by Borrower]

                                                                    SCHEDULE 5.8

                                    MATERIAL AGREEMENTS

                               [To be supplied by Borrower]

                                                                   SCHEDULE 5.12

                                        LITIGATION

                               [To be supplied by Borrower]

                                                                 SCHEDULE 8.2(b)

                                 PRE-PETITION INDEBTEDNESS

                               [To be supplied by Borrower]

                                                                    SCHEDULE 8.4

                            PRE-PETITION GUARANTEE OBLIGATIONS

                               [To be supplied by Borrower]

                                                                   SCHEDULE 8.11

                                  PRE-PETITION AFCO LOANS

                               [To be supplied by Borrower]

                                                                   SCHEDULE 8.14

                                       BANK ACCOUNTS

                               [To be supplied by Borrower]